FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 30, 2016 (the “Fifth Amendment Effective Date”) is by and among Pioneer Energy Services Corp. (f/k/a Pioneer Drilling Company), a Texas corporation (the “Borrower”), the Lenders party hereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of June 30, 2011 as heretofore amended (as so amended, the “Credit Agreement”; terms used, but not defined herein, shall have the meanings ascribed to them in the Credit Agreement); and
WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to (i) reduce the aggregate Commitments; and (ii) amend certain provisions of the Credit Agreement as set forth below.
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement, as amended by this Amendment.
Section 2.    Amendments to the Credit Agreement.
(a)    The Credit Agreement (other than the Schedules and Exhibits thereto) is hereby amended as reflected on Annex A attached hereto.
(b)    The Credit Agreement is hereby amended by amending and restating Exhibit B (Form of Compliance Certificate) thereto with the Exhibit B (Form of Compliance Certificate) attached to this Amendment.
(c)    Schedules 2.1, 4.1 and 5.8 attached to the Credit Agreement are hereby amended and replaced in their entirety with the corresponding Schedule 2.1, Schedule 4.1 and Schedule 5.8 attached to this Amendment.
Section 3.    Reduction of the Revolving Commitments. As of the Fifth Amendment Effective Date, the aggregate Revolving Commitments shall be reduced from $200,000,000 to $175,000,000. Such reduction shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments. Upon the effectiveness of this Amendment pursuant to Section 4 below, each Lender’s Revolving Commitment shall be the Revolving Commitment set forth on Schedule 2.1 attached hereto. The

Commitment Fees provided for in Section 2.7(a) of the Credit Agreement shall hereafter be computed on the basis of the aggregate Revolving Commitments as so reduced.
Section 4.    Conditions to Effectiveness. This Amendment shall become effective as of the Fifth Amendment Effective Date upon the satisfaction of the following conditions precedent:
(a)    Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto:
(i)    counterparts of this Amendment executed by the Borrower, each Guarantor, the Administrative Agent and the Majority Lenders;
(ii)     a Borrowing Base Certificate dated as of May 31, 2016;
(iii)    amendments and supplements to the Security Agreement, Pledge Agreement and Guaranty in such form and substance satisfactory to the Administrative Agent;
(iv)    as to the Domestic Subsidiaries executing supplements required under clause (iii) above, such evidence of corporate, partnership or limited liability company authority to enter into such supplements as the Administrative Agent may reasonably request;
(v)    an amended and restated Security Agreement in such form and substance satisfactory to the Administrative Agent for Global Holdings;
(vi)    a fee letter dated as of June 28, 2016 (the “Fee Letter”) between the Borrower and Wells Fargo Bank, National Association in such form and substance reasonably satisfactory to Wells Fargo Bank, National Association; and
(v)    a Revolving Note payable to each Lender in the amount of such Lender’s Revolving Commitment, as amended hereby, if requested by the applicable Lender.
(b)    Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Fifth Amendment Effective Date pursuant to (i) the Fee Letter referred to in clause (a)(vi) above, (ii) Section 9.1 of the Credit Agreement and (iii) Section 7 (e) below.
(c)    Representations and Warranties. The representations and warranties of each Credit Party contained in the Credit Documents (as amended by this Amendment) shall be true and correct in all material respects on and as of the date hereof, other than (i) those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date; and (ii) Section 7 (e) below.
(d)    No Default. No Default or Event of Default shall have occurred and be continuing.

Section 5.    Representations and Warranties. Each Credit Party hereby represents and warrants that after giving effect hereto:
(a)    the representations and warranties of such Credit Party contained in the Credit Documents (as amended by this Amendment) are true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct in all material respects as of such earlier date; and
(b)    no Default or Event of Default has occurred and is continuing.
Section 6.    Reaffirmation of Guaranty. Each undersigned Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that each undersigned Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, as such Obligations may have been amended by this Amendment. Each undersigned Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Credit Documents.
Section 7.    Acknowledgments and Agreements.
(a)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender or the Administrative Agent under any of the Credit Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Credit Documents.
(b)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(c)    This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
(d)    Except as specifically modified above, the Credit Agreement and the other Credit Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(e)    In consideration of the agreements of the Lenders set forth in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers its signature page to this Amendment on or prior to 5:00 p.m. (Houston time) on June

28, 2016, an amendment fee in an amount equal to 0.25% of such Lender’s Revolving Commitment (as reduced under Section 3 above). Each such amendment fee as to such Lender (i) is payable in U.S. dollars in immediately available funds, free and clear of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes), (ii) is not refundable under any circumstances, (iii) will not be subject to counterclaim, defense, setoff or otherwise affected, and (iv) is deemed fully earned by such Lender once its signature page is delivered as provided above and the Fifth Amendment Effective Date has occurred.
(f)    The lenders party hereto authorize the Administrative Agent, on behalf of the Secured Parties, to enter into that certain (i) Amendment No. 1 to the Amended and Restated Security Agreement to be dated as of the date hereof, among the Borrower, certain Subsidiaries of the Borrower signatory thereto as grantors and the Administrative Agent; and (ii) Second Amended and Restated Security Agreement to be dated as of the date hereof, between Global Holdings and the Administrative Agent, and to make any necessary UCC filings pursuant to the requirements of the Credit Agreement, as amended hereby.
Section 8.    RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges the Administrative Agent and the other Secured Parties, and their successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Fifth Amendment Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Amendment, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.
Section 9.    Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 10.    Severability. In case one or more provisions of this Amendment or the Credit Agreement (as amended by this Amendment) shall be invalid, illegal or unenforceable in any respect under any applicable law or otherwise, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 11.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic means of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
BORROWER:
PIONEER ENERGY SERVICES CORP.
By: /s/ Lorne E. Phillips
Name: Lorne E. Phillips
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:

PIONEER DRILLING SERVICES, LTD.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, N.A., in its capacity as Administrative Agent, Issuing Lender, Swing Line Lender and a Lender
By: /s/ Daniel M. Smith
Name: Daniel M. Smith
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

BANK OF AMERICA, N.A., as a Lender

By: _________________________
Name: Tyler Ellis
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ROYAL BANK OF CANADA, as a Lender

By: /s/ Leslie P. Vowell
Name: Leslie P. Vowell
Title: Attorney-in-Fact

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

WHITNEY BANK, as a Lender

By: _________________________
Name: David E Sisler
Title: Senior Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

REGIONS BANK, as a Lender

By: /s/ Bryan L Cheek
Name: Bryan L Cheek
Title: Senior Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SANTANDER BANK, N.A., as a Lender

By: /s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By: /s/Puiki Lok
Name: Puiki Lok
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ZB, N.A. DBA AMEGY BANK (f/k/a Amegy Bank, National Association)

By: /s/ Rachel Pletcher
Name: Rachel Pletcher
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

COMERICA BANK, as a Lender

By: /s/ Gary Culbertson
Name: Gary Culbertson
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Ryo Suzuki
Name: Ryo Suzuki
Title: General Manager

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SCHEDULE 2.1

REVOLVING COMMITMENTS OF THE LENDERS

Lender	Revolving Commitment
Wells Fargo Bank, N.A.	$37,500,000.00
Bank of America, N.A.	$37,500,000.00
Royal Bank of Canada	$20,000,000.00
Whitney Bank	$15,000,000.00
Regions Bank	$12,500,000.00
Santander Bank N.A.	$12,500,000.00
ZB, N.A. dba Amegy Bank	$10,000,000.00
Comerica Bank	$10,000,000.00
Goldman Sachs Bank USA	$10,000,000.00
Sumitomo Mitsui Banking Corporation	$10,000,000.00
TOTAL	$175,000,000.00

Schedule 2.1 to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

SCHEDULE 4.1
ORGANIZATIONAL INFORMATION

Name of Entity	Jurisdiction of Formation/ Type of Entity
Pioneer Energy Services Corp.	Texas corporation
Pioneer Drilling Services, Ltd.	Texas corporation
Pioneer Production Services, Inc.	Delaware corporation
Pioneer Wireline Services Holdings, Inc.	Delaware corporation
Pioneer Wireline Services, LLC	Delaware limited liability company
Pioneer Well Services, LLC	Delaware limited liability company
Pioneer Fishing & Rental Services, LLC	Delaware limited liability company
Pioneer Coiled Tubing Services, LLC	Delaware limited liability company
Pioneer Global Holdings, Inc.	Delaware corporation
Pioneer Services Holdings, LLC	Delaware limited liability company
PDC Holdings de Mexico, S. de R.L. de C.V.	Mexico limited liability company
PDC Logistics de Mexico, S. de R.L. de C.V.	Mexico limited liability company
PDC Drilling Mexicana, S. de R.L. de C.V.	Mexico limited liability company
Pioneer Latina Group SDAD, Ltda.	Panama corporation
Pioneer de Colombia SDAD, Ltda.	Panama corporation
Pioneer de Colombia SDAD, Ltda., Sucursal Colombia	Colombian branch of Pioneer de Columbia SDAD, Ltda., a Panama corporation
Proveedora Internacional de Taladros S.A.S.	Colombia simplified shares corporation

Schedule 4.1 to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Annex A to Fifth Amendment to Amended and Restated Credit Agreement
dated as of June 30, 2016

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 30, 2011
Among
PIONEER DRILLING COMPANY
as Borrower,
WELLS FARGO BANK, N.A.
as Administrative Agent, Issuing Lender and Swing Line Lender,
BANK OF AMERICA, N.A.,
as Syndication Agent
ROYAL BANK OF CANADA,
as Documentation Agent
and
THE LENDERS NAMED HEREIN
as Lenders
$350,000,000.00

WELLS FARGO SECURITIES, LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
As Co-Lead Arrangers and Joint Bookrunners

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS AND ACCOUNTING TERMS

Section 1.1	Certain Defined Terms

Section 1.2	Computation of Time Periods

Section 1.3	Accounting Terms; Changes in GAAP

Section 1.4	Classes and Types of Advances

Section 1.5	Miscellaneous

ARTICLE 2	CREDIT FACILITIES

Section 2.1	Revolving Commitments

Section 2.2	Letters of Credit

Section 2.3	Swing Line Loan

Section 2.4	Revolving Advances

Section 2.5	Prepayments

Section 2.6	Repayment

Section 2.7	Fees

Section 2.8	Interest

Section 2.9	Illegality

Section 2.10	Breakage Costs

Section 2.11	Increased Costs

Section 2.12	Payments and Computations

Section 2.13	Taxes

Section 2.14	Replacement of Lenders

Section 2.15	Defaulting Lenders

Section 2.16	Cash Collateral

ARTICLE 3	CONDITIONS OF LENDING

Section 3.1	Conditions Precedent to Initial Borrowings and the Initial
Letter of Credit

Section 3.2	Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit

Section 3.3	Determinations Under Sections 3.1 and 3.2

ARTICLE 4	REPRESENTATIONS AND WARRANTIES

Section 4.1	Organization

Section 4.2	Authorization

Section 4.3	Enforceability

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 4.4	Financial Condition

Section 4.5	Ownership and Liens; Real Property

Section 4.6	True and Complete Disclosure

Section 4.7	Litigation

Section 4.8	Compliance with Agreements

Section 4.9	Pension Plans

Section 4.10	Environmental Condition

Section 4.11	Subsidiaries

Section 4.12	Investment Company Act

Section 4.13	Taxes

Section 4.14	Permits, Licenses, etc

Section 4.15	Use of Proceeds

Section 4.16	Condition of Property; Casualties

Section 4.17	Insurance

Section 4.18	Solvency

Section 4.19	Consolidated Cash Balance

ARTICLE 5	AFFIRMATIVE COVENANTS

Section 5.1	Organization

Section 5.2	Reporting

Section 5.3	Insurance

Section 5.4	Compliance with Laws

Section 5.5	Taxes

Section 5.6	New Subsidiaries

Section 5.7	Security

Section 5.8	Deposit Accounts and Securities Accounts

Section 5.9	Records; Inspection

Section 5.10	Maintenance of Property

Section 5.11	Appraisals; Field Exams

Section 5.12	Titled Collateral

ARTICLE 6	NEGATIVE COVENANTS

Section 6.1	Debt

Section 6.2	Liens

Section 6.3	Investments

Section 6.4	Acquisitions

Section 6.5	Agreements Restricting Liens or Payments to Borrower

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 6.6	Use of Proceeds; FCPA; Sanctions

Section 6.7	Corporate Actions

Section 6.8	Asset Dispositions

Section 6.9	Restricted Payments

Section 6.10	Affiliate Transactions

Section 6.11	Line of Business

Section 6.12	Hazardous Materials

Section 6.13	Compliance with ERISA

Section 6.14	Sale and Leaseback Transactions

Section 6.15	Limitation on Hedging

Section 6.16	Capital Expenditures

Section 6.17	Senior Leverage Ratio

Section 6.18	Interest Coverage Ratio

Section 6.19	Minimum EBITDA

Section 6.20	Global Holdings and its Subsidiaries

Section 6.21	Landlord Agreements

ARTICLE 7	DEFAULT AND REMEDIES

Section 7.1	Events of Default

Section 7.2	Optional Acceleration of Maturity

Section 7.3	Automatic Acceleration of Maturity

Section 7.4	Set-off

Section 7.5	Remedies Cumulative, No Waiver

Section 7.6	Application of Payments

Section 7.7	Borrower's Right to Cure

ARTICLE 8	THE ADMINISTRATIVE AGENT

Section 8.1	Appointment, Powers, and Immunities

Section 8.2	Reliance by Administrative Agent

Section 8.3	Defaults

Section 8.4	Rights as Lender

Section 8.5	Indemnification

Section 8.6	Non-Reliance on Administrative Agent and Other Lenders

Section 8.7	Resignation of Administrative Agent and Issuing Lender

Section 8.8	Collateral and Guaranty Matters

Section 8.9	No Duties, Etc

ARTICLE 9	MISCELLANEOUS

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 9.1	Costs and Expenses

Section 9.2	Indemnification

Section 9.3	Waivers and Amendments

Section 9.4	Severability

Section 9.5	Survival of Representations and Obligations

Section 9.6	Binding Effect

Section 9.7	Lender Assignments and Participations

Section 9.8	Confidentiality

Section 9.9	Notices, Etc

Section 9.10	Usury Not Intended

Section 9.11	Usury Recapture

Section 9.12	Governing Law; Submission to Jurisdiction

Section 9.13	Execution in Counterparts

Section 9.14	Waiver of Jury

Section 9.15	Collateral Matters; Hedging Arrangements and Cash
Management Agreements

Section 9.16	USA Patriot Act

Section 9.17	Amendment and Restatement

Section 9.18	Entire Agreement

Section 9.19	Keepwell

Section 9.20	No Fiduciary Duty

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

EXHIBITS:
Exhibit A     - Form of Assignment and Acceptance
Exhibit B    - Form of Compliance Certificate
Exhibit C     - Form of Guaranty
Exhibit D     - Form of Notice of Borrowing
Exhibit E     - Form of Notice of Conversion or Continuation
Exhibit F    - Form of Notice of Payment
Exhibit G     - Form of Pledge Agreement
Exhibit H-1     - Form of Security Agreement
Exhibit H-2    - Form of Global Holdings Security Agreement
Exhibit I-1     - Form of Revolving Note
Exhibit I-2     - Form of Swing Line Note
Exhibit J    - Form of Borrowing Base Certificate

SCHEDULES:
Schedule 1.1(a)    - Adjustments to Eligible Equipment
Schedule 1.1(b)    - Guarantors
Schedule 1.1(c)    - Auction Rate Securities
Schedule 2.1        - Revolving Commitments of the Lenders
Schedule 4.1        - Organizational Information
Schedule 4.10        - Permits; Environmental Liabilities; Actions
Schedule 4.11        - Subsidiaries
Schedule 5.8         - Deposit Accounts and Securities Accounts as of Effective Date
Schedule 6.1        - Existing Debt
Schedule 6.2        - Existing Liens
Schedule 6.3        - Existing Investments
Schedule 6.10        - Affiliate Transactions
Schedule 9.9        - Contact Information

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement dated as of June 30, 2011, is among (a) Pioneer Drilling Company, a Texas corporation (the "Borrower"), (b) the Lenders (as defined below), and (c) Wells Fargo Bank, N.A., as Administrative Agent (as defined below) for the Lenders, Issuing Lender (as defined below) and as Swing Line Lender (as defined below).
A.    The Borrower, the lenders party thereto, the Issuing Lender, the Swing Line Lender and the Administrative Agent are parties to that certain Credit Agreement dated February 29, 2008, as amended by the First Amendment thereto dated as of October 5, 2009 and the Second Amendment thereto dated as of February 23, 2010 (as amended, the "Existing Credit Agreement").
B.    The Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety. To evidence the credit facility requested hereunder, the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement, not a new or substitute credit agreement or novation of the Existing Credit Agreement, and each reference to an "Advance" or a "Letter of Credit" shall include each Advance made and each Letter of Credit issued heretofore under the Existing Credit Agreement as well as each Advance made and each Letter of Credit issued hereafter under this Agreement.
In consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent hereby (a) agree that the Existing Credit Agreement is amended and restated in its entirety by this Agreement and (b) further agree as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
Section 1.1    Certain Defined Terms. As used in this Agreement, the term "Borrower" shall have the meaning set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
"2010 Note Guaranty" means each guaranty by one or more of the Guarantors of the Borrower's obligations in respect of the 2010 Notes.
"2010 Notes" means the Senior Unsecured Notes issued by the Borrower pursuant to the Indenture dated as of March 11, 2010 (and any supplements thereto) in the aggregate original principal amount of $425,000,000 (together with notes of such series issued in substitution or exchange therefor; provided that the aggregate principal amount thereof is not increased).
"Acceptable Security Interest" means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) secures the Obligations, (c) is enforceable against the Credit Party which created such security interest and (d) upon the filing of appropriate financing statements and/or the completion of other actions as required under the UCC and any other applicable law, is perfected.
"Account Control Agreement" shall mean, with respect to any deposit account or securities account of a Credit Party held with a bank or securities intermediary which is not the Administrative Agent, an agreement

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

or agreements in form and substance reasonably acceptable to Administrative Agent among the Credit Party owning such deposit or securities account, as applicable, the Administrative Agent and such other bank or securities intermediary, which provides that the security interest of the Administrative Agent over such account is an Acceptable Security Interest that is superior to all other Liens (other than Excepted Liens).
"Account Debtor" shall mean an account debtor as defined in the UCC.
"Account" has the meaning set forth in Section 9.102(a)(2) of the UCC.
"Acquisition" means the purchase by the Borrower or any Restricted Subsidiary of (a) all or substantially all of the assets of any other Person, (b) all or substantially all of the assets constituting a division, business unit or line of business of any other Person, or (c) all or a portion of the Equity Interests of a Person.
"Adjusted Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.5% and (c) the Daily One-Month LIBOR in effect on such day plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate.
"Administrative Questionnaire" means an administrative questionnaire by each Lender in a form supplied by the Administrative Agent.
"Administrative Agent" means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.7.
"Advance" means a Revolving Advance or a Swing Line Advance, as applicable.
"Affected Lender" has the meaning set forth in Section 2.14.
"Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.
"Agreement" means this Amended and Restated Credit Agreement among the Borrower, the Lenders, the Administrative Agent, the Issuing Lender and the Swing Line Lender, as it may be amended, supplemented, and otherwise modified from time to time.
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Advance.
"Applicable Margin" means, with respect to each Type of Advance, the Letters of Credit and the Commitment Fee, the percentage rate per annum which is applicable with respect to such Advance, Letter of Credit or Commitment Fee as set forth in the table below:

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Eurodollar Advances/ Letter of Credit	Base Rate Advances	Commitment Fee
5.50%	4.50%	0.625%

"Appraisal Report" means an appraisal of the orderly liquidation value and fair market value of the Eligible Equipment of the Credit Parties in form and substance and by an independent appraiser reasonably satisfactory to the Administrative Agent.
"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Assignment and Acceptance" means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.
"Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP in all material respects, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
"AutoBorrow Agreement" means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.
"Base Rate Advance" means an Advance which bears interest based upon the Adjusted Base Rate.
"Borrowing Base" means, as of any date of determination, without duplication, (a) prior to the Borrowing Base Transition Date, the amount equal to (i) 100% of Eligible Cash as of the date the applicable Borrowing Base Certificate is delivered pursuant to the Fourth Amendment or pursuant to Section 5.2(d) plus (ii) 65% of the NOLV of Eligible Equipment as of the date of the Borrowing Base Certificate then most recently delivered pursuant to the Fourth Amendment or pursuant to Section 5.2(d); and (b) any time on and after the Borrowing Base Transition Date, the amount equal to (i) 100% of Eligible Cash as of the date the applicable Borrowing Base Certificate is delivered pursuant to the Fourth Amendment or pursuant to Section 5.2(d) plus (ii) 80% of the Eligible Receivables plus (iii) 50% of the value of Eligible Inventory valued at the lower of actual cost or fair market value in accordance with GAAP plus (iv) 65% of the NOLV of Eligible Equipment, in each case of clauses (b)(ii) through (b)(iv), determined as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement minus (v) the Rent Reserve Amount in effect at such time as determined by the Administrative Agent in its Reasonable Discretion. Any change in the amounts calculated pursuant to clauses (a)(ii) and (b)(ii) through (b)(iv) above shall be effective as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement; provided that, should the Borrower fail to deliver the Administrative Agent and the Lenders the Borrowing Base Certificate as required under Section 5.2(d), the Administrative Agent may nonetheless redetermine the Borrowing Base from time-to-time thereafter in its Reasonable Discretion until the Administrative Agent and the Lenders receive the required Borrowing Base Certificate, whereupon the Administrative Agent shall redetermine the Borrowing Base based on such Borrowing Base Certificate and the other terms hereof. Notwithstanding the foregoing, the Administrative Agent may from time to time modify the advance rates set forth in this definition if it determines, in its Reasonable Discretion, that such advance rate should be reduced based upon any field exam or appraisal received pursuant to Section 5.11.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Borrowing Base Certificate" means certificate executed by the chief financial officer, chief executive officer or controller of the Borrower, or any other officer of the Borrower reasonably acceptable to the Administrative Agent, in any event, on behalf of the Borrower in the form of the attached Exhibit J and including the following: (a) accounts receivable aging report for each Credit Party with grand totals and (b) inventory report.
"Borrowing Base Deficiency" means the excess, if any, of (a) the sum of the outstanding principal amount of all Swing Line Advances and all Revolving Advances plus the Letter of Credit Exposure over (b) the lesser of (i) the Total Commitments, and (ii) the Borrowing Base then in effect.
"Borrowing Base Transition Date" means March 31, 2016 or such earlier date as the Borrower may elect in writing.
"Borrowing" means a Revolving Borrowing or a Swing Line Borrowing, as applicable.
"Business Day" means a day (a) other than a Saturday, Sunday, or other day on which (i) the Administrative Agent is authorized to close under the laws of, or is in fact closed in, Texas, or (ii) banks are not open for business in New York City or which is a legal holiday in the State of New York and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.
"Capital Expenditures" for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected on the balance sheet of such Person.
"Capital Leases" means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP in all material respects, be required to be classified and accounted for as a capital lease on the balance sheet of such Person; provided that, any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a capital lease (or is treated for accounting purposes substantially similar to that of a capital lease) as a result of the change in GAAP that occurs upon a conversion to International Financial Reporting Standards during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement.
"Cash Collateral Account" means a special cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with the terms hereof.
"Cash Collateralize" means, to pledge to the Administrative Agent and deposit with the Administrative Agent or any Non-Defaulting Lender, for the benefit of the Issuing Lender or one or more of the Lenders, as collateral for the Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender; provided that any such cash or deposit account balances held with a Lender other than the Administrative Agent shall be subject to an Account Control Agreement. "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
"Cash Management Bank" means a Lender or an Affiliate of a Lender that has entered into a Cash Management Agreement with a Credit Party, in its capacity as a party to such Cash Management Agreement.
"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“Certificated Equipment” means any Equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.
"Change in Control" means an event or series of events by which:
(a)    any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).
"Change in Law" means, after the Effective Date, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by financial institutions generally, including a Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
"Class" has the meaning set forth in Section 1.4.
"Code" means the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder and published interpretations thereof.
"Collateral Access Agreement" means a landlord lien waiver or subordination agreement, bailee letter or any other agreement, in any case, in form and substance reasonably acceptable to the Administrative Agent.
"Collateral" means all Property of the Credit Parties which is "Collateral", "Pledged Collateral" or similar terms described in any Security Agreement, the Pledge Agreement, any Account Control Agreement or any other Security Document from time to time.
"Commitment" means, as to any Lender, its Revolving Commitment, and as to the Swing Line Lender, the Swing Line Loan Commitment.
"Commitment Fee" means the fees required under Section 2.7(a).
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Compliance Certificate" means a compliance certificate executed by a Financial Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B that shall include a certification by a Financial Officer of the Borrower that no Default has occurred and is continuing together with calculations demonstrating compliance by the Borrower and its Restricted Subsidiaries with the covenants set forth in Sections 6.16, 6.17, 6.18 and 6.19.
"Consolidated Cash Balance Amount" means, at any time, an amount equal to (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Restricted Subsidiaries, less (b) the amount of funds on deposit in Excluded Accounts (up to the limits provided in such definition), less (c) the lesser of (x) $3,000,000 and (y) the Dollar Equivalent of cash and cash equivalents held in deposit accounts in Colombia by any Foreign Subsidiary.
"Consolidated Cash Balance Threshold" means $20,000,000.
"Controlled Group" means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary of the Borrower (as applicable), are treated as a single employer under Section 414 of the Code.
"Convert," "Conversion", and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).
"Credit Documents" means this Agreement, the Notes, the Letter of Credit Documents, any AutoBorrow Agreement, the Guaranty, the Notices of Borrowing, the Notices of Conversion or Continuation, the Security Documents, the Fee Letters, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Credit Parties" shall mean the Borrower and the Guarantors.
"Daily One-Month LIBOR" means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery of funds for a one (1) month Interest Period.
"Debt" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Hedging Arrangement;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than one hundred twenty (120) days after the date on which such trade account payable was created);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capital Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)    all Guarantees of such Person in respect of any of the foregoing; and
(i)    all liabilities of such Person in respect of unfunded vested benefits under any Plan.
For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Arrangement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
"Debt Incurrence" means any issuance or sale by the Borrower or any of its Restricted Subsidiaries of any Debt after the Effective Date other than Debt permitted under Section 6.1(a) through (p).
"Debt Incurrence Proceeds" means, with respect to any Debt Incurrence, all cash and cash equivalent investments received by the Borrower or any of its Restricted Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Debtor Relief Laws" means (a) the Bankruptcy Code of the United States of America, and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
"Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
"Defaulting Lender" means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Advances within two Business Days of the date such Revolving Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Revolving Advance hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under bankruptcy or other laws for the relief of debtors, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.
"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Borrower using the Dollar Exchange Rate then in effect.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

“Dollar Exchange Rate” means, on any date, for purposes of determining the Dollar Equivalent of any other currency, the rate at which Dollars may be exchanged into such currency, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 12:00 P.M. New York time on such date (or, if such determination is made prior to 12:00 PM New York time on any date, on the Business Day immediately preceding such date). In the event that such rate does not appear on any such Reuters page, the "Dollar Exchange Rate" with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Dollar Exchange Rate" shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M. local time at such date for the purchase of such currency with Dollars, provided that if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).
"Dollars" and "$" means lawful money of the United States of America.
"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in its Administrative Questionnaire or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
"Domestic Subsidiary" means a Subsidiary incorporated or organized under the law of the United States of America, any State thereof or the District of Columbia.
"EBITDA" means, without duplication, for the Borrower and its consolidated Restricted Subsidiaries, for any period, the amount equal to: (a) the Borrower's consolidated Net Income for such period plus (b) to the extent deducted in determining Borrower's consolidated Net Income, (i) Interest Expense, (ii) federal, state, and local income taxes (whether or not deferred), (iii) depreciation, (iv) amortization, (v) other non-cash charges (including for the avoidance of doubt non-cash losses from a sale, exchange, retirement or other disposition of a rig), (vi) cash expenses incurred in connection with, to the extent permitted hereunder, any Investment, Acquisition or Disposition in an aggregate amount reasonably acceptable to the Administrative Agent, in each case, for such period minus (c) for all calculations of EBITDA for fiscal periods occurring after December 31, 2015 and to the extent included in determining Borrower’s consolidated Net Income, non-cash gains from a sale, exchange, retirement or other disposition of a rig. For purposes of calculating the Senior Leverage Ratio, the Total Leverage Ratio and the Interest Coverage Ratio as of any date, EBITDA of the Borrower and its consolidated Restricted Subsidiaries shall be calculated on a pro forma basis (as certified by the Borrower in a Compliance Certificate delivered pursuant to Section 5.2 and as reasonably approved by the Administrative Agent) assuming that (i) all Acquisitions made, and any Debt incurred or repaid in connection therewith, during the period of determination and (ii) all Dispositions of any Restricted Subsidiary or of all or substantially all the assets of any Restricted Subsidiary or of any line of business or division of the Borrower or any Restricted Subsidiary completed, and any Debt incurred or repaid in connection therewith, during such period of determination have been made or incurred or repaid on the first day of such period of determination (but without any adjustment to EBITDA for projected cost savings or other synergies other than cost savings or synergies realized within, or to be realized within, 180 days following the consummation of such Acquisition or Disposition, as applicable).
"Effective Date" means June 30, 2011.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time such Person becomes a Lender in accordance with Section 9.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Administrative Agent; provided, however, that none of the Borrower, any Affiliate of the Borrower, any Defaulting Lender, any Subsidiary of a Defaulting Lender or any Person that would be a Defaulting Lender or a Subsidiary of a Defaulting Lender immediately upon becoming a Lender shall qualify as an Eligible Assignee.
"Eligible Cash" means, with respect to any Credit Party, all cash (a) in which there is an Acceptable Security Interest in favor of the Administrative Agent, and (b) which is not subject to any other Lien, including Permitted Liens, which would be superior to the Lien of the Administrative Agent created under the Security Documents; and (c) which is subject to an Account Control Agreement; provided that, for the period commencing on the Fourth Amendment Effective Date and ending on the Borrowing Base Transition Date cash held in deposit accounts for which Wells Fargo is the depositary bank shall be deemed to be Eligible Cash even if no Account Control Agreement has been executed with regard to such deposit accounts.
"Eligible Equipment" means with respect to any Credit Party, without duplication, all Equipment of such Credit Party in each case reflected on its books in accordance with GAAP which conforms to the representations and warranties in Article 4 hereof and in the Security Documents to the extent such provisions are applicable and:
(a)    in which there is an Acceptable Security Interest in favor of the Administrative Agent which is perfected;
(b)    which does not constitute immovable leasehold improvements or fixtures located on leased Property;
(c)    which is not subject to any license or other agreement, other than any license or other agreement entered into in the ordinary course of business, that limits or restricts the Administrative Agent's right to sell or otherwise dispose of such equipment; and
(d)    which is not subject to any third party's Lien (including Permitted Liens) which would be superior to the Lien of the Administrative Agent created under the Credit Documents (other than Liens permitted under Section 6.2(b) which are covered under the Rent Reserve Amount for such Borrowing Base in the Administrative Agent’s Reasonable Discretion and Liens permitted under Section 6.2(b) for taxes that are not yet due and payable) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents);
(e)    which has not become obsolete, has not been materially damaged and is operational and is saleable in its present state for the use for which it was manufactured or purchased;
(f)    which is stored when not in use only on premises that are owned by a Credit Party, or at a Third Party Location that, subject to the following proviso, is subject to a Collateral Access Agreement in favor of the Administrative Agent or which Third Party Locations are covered under the Rent Reserve Amount for such Borrowing Base in the Administrative Agent’s Reasonable Discretion (in each case, other than Equipment out for maintenance or repair or stored in the ordinary course of business on any customer site for less than sixty (60) days); provided that, for the period commencing on the Fourth Amendment Effective Date and ending on the Borrowing Base Transition Date neither Collateral Access Agreements nor the establishment of any Rent Reserve shall be required; and

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(g)    which either (i) the Administrative Agent (or its designated agent) has received the original certificate of title to such Equipment and such other documents, agreements or instruments as the Administrative Agent may request which are required in order to register the Administrative Agent’s first priority Lien on the certificate of title for such Certificated Equipment, or (ii) such Equipment is not subject to or required to be subject to a certificate of title) provided that, the notation of the Administrative Agent’s Lien on such certificates of title shall not be required for the period commencing on the Fourth Amendment Effective Date and ending on the Borrowing Base Transition Date.
"Eligible Inventory" means at any time Inventory that is customarily held as Inventory in the Credit Parties’ business as being conducted on the Fourth Amendment Effective Date, and that are ready and available to be sold without requiring any additional processing and then owned by any Credit Party, and in which the Administrative Agent has an Acceptable Security Interest which is perfected but specifically excluding Inventory which meets any of the following conditions or descriptions:
(a)    Inventory with respect to which a claim exists disputing applicable Credit Party’s title to or right to possession;
(b)    obsolete Inventory;
(c)    rejected, spoiled or damaged Inventory, or otherwise not readily saleable or usable in its present state for the use for which it was processed or purchased;
(d)    Inventory that the Administrative Agent in its Reasonable Discretion determined is unmarketable;
(e)    Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding;
(f)    Inventory which is in transit;
(g)    Inventory held for lease;
(h)    Inventory (i) which is located on premises owned or operated by the customer that is to purchase such Inventory or (ii) which is located at any Third Party Location that is not subject to a Collateral Access Agreement other than, as to any determination of the Borrowing Base, such premises described in this clause (h)(ii) which are covered under the Rent Reserve Amount for such Borrowing Base in the Administrative Agent’s Reasonable Discretion;
(i)    Inventory that is not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use, or sale;
(j)    Inventory that is bill and hold goods or deferred shipment;
(k)    Inventory evidenced by any negotiable or non-negotiable document of title unless, in the case of a negotiable document of title, such document of title has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;
(l)    Inventory produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(m)    Inventory that is subject to any agreement which would, in any material respect, restrict the Administrative Agent’s ability to sell or otherwise dispose of such Inventory;
(n)    Inventory that is located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the UCC;
(o)    Inventory that is subject to any third party’s Lien (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent created under the Credit Documents (other than Liens permitted under Section 6.2(b) which are covered under the Rent Reserve Amount for such Borrowing Base in the Administrative Agent’s Reasonable Discretion and Liens permitted under Section 6.2(b) for taxes that are not yet due and payable);
(p)    Inventory that would constitute work in process; or
(q)    Inventory that is otherwise deemed ineligible by the Administrative Agent in its Reasonable Discretion.
Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory until such time as the foregoing requirements are met with respect to such Inventory. Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Reasonable Discretion, upon three (3) Business Days’ prior notice to the Borrower, change the criteria for Eligible Inventory based on either: (i) an event, condition or other circumstance arising after the Fourth Amendment Effective Date, or (ii) an event, condition or other circumstance existing on the Fourth Amendment Effective Date to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the Fourth Amendment Effective Date or is not otherwise reflected in any appraisals, reports or other similar written information received by the Administrative Agent in connection with this Agreement prior to the Fourth Amendment Effective Date, in either case under clause (i) or (ii) which adversely affects or, could reasonably be expected to adversely affect, the Inventory, as determined by the Administrative Agent in its Reasonable Discretion.
"Eligible Receivables" means, as to the Credit Parties, on a consolidated basis and without duplication, all Receivables of such Persons, in each case reflected on its books in accordance with GAAP which conform to the representations and warranties in Article 4 hereof and in the Security Documents to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:
(a)    such Receivable is subject to an Acceptable Security Interest which is perfected;
(b)    such Credit Party has good and marketable title to such Receivable;
(c)    such Receivable has been billed no later than the date the applicable Borrowing Base Certificate is delivered pursuant to Section 5.2(d) substantially in accordance with billing practices of such Credit Party in effect on the Fourth Amendment Effective Date and such Receivable is not unpaid for more than 90 days from the date of the invoice;
(d)    such Receivable was created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed (and not a progress billing or contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by such Credit Party of goods (i) in which such Credit Party had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts;

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(e)    such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract;
(f)    such Receivable is not due from an Account Debtor that has at any time more than 20% of its aggregate Receivables owed to any Credit Party more than 90 days past the invoice date;
(g)    such Receivable is owed by an Account Debtor that the Credit Parties deem to be creditworthy and is not owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Debtor Relief Laws, (iv) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business, in each case, unless such Account Debtor has caused the issuance of a letter of credit in favor of the applicable Credit Party fully securing the payment of such Receivable, which letter of credit is issued by a letter of credit issuer reasonably acceptable to the Administrative Agent, and is in form reasonably acceptable to the Administrative Agent;
(h)    the Account Debtor on such Receivable is not a Credit Party, an Affiliate of a Credit Party, nor a director, officer or employee of a Credit Party or of an Affiliate of Credit Party;
(i)    such Receivable is evidenced by an invoice and not evidenced by any chattel paper, promissory note or other instrument;
(j)    such Receivable, together with all other Receivables due from the same Account Debtor, does not comprise more than 25% (or such higher percentage as the Administrative Agent may establish from time to time for any Account Debtor in its Reasonable Discretion) of the aggregate Eligible Receivables with respect to all Account Debtors (provided, however, that (i) the amount of any such Receivable excluded pursuant to this clause (j) shall only be the excess of such amount), and (ii) the preceding 25% limit shall be increased to 40% if such Receivables are owed by an Investment Grade Account Debtor;
(k)    such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable excluded pursuant to this clause (k) shall only be only the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);
(l)    such Receivable is owed in Dollars and is due from an Account Debtor organized under applicable law of the United States or any state of the United States;
(m)    such Receivable is not due from the United States government, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable has been complied with to the Administrative Agent’s satisfaction;
(n)    such Receivable is not owed by an Account Debtor (i) that is located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction

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of payment of such Receivable, unless such Credit Party has filed such report or qualified to do business in such jurisdiction, or (ii) that is, or is owned or controlled by Persons that are (x) the subject or target of any Sanction, or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanction;
(o)    such Receivable is not the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest;
(p)    such Receivable has not been written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party;
(q)    such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable;
(r)    such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable;
(s)    such Receivable is not subject to any third party’s rights (including Permitted Liens) which would be superior to the lien and rights of the Administrative Agent created under the Credit Documents; and
(t)    such Receivable is not otherwise deemed ineligible by the Administrative Agent in its Reasonable Discretion, including such Receivable from any Account Debtor that does not have a satisfactory credit standing (as determined by the Administrative Agent in its Reasonable Discretion).
In the event that a Receivable which was previously an Eligible Receivable ceases to be an Eligible Receivable hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or obligations to the Account Debtor (including any amount that any Credit Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Credit Party to reduce the amount of such Receivable.
Notwithstanding the foregoing, the Administrative Agent may, from time to time, in the exercise of its Reasonable Discretion, upon three (3) Business Days’ prior notice to the Borrower, change the criteria for Eligible Receivables based on either: (A) an event, condition or other circumstance arising after the Fourth Amendment Effective Date, or (B) an event, condition or other circumstance existing on the Fourth Amendment Effective Date to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the Fourth Amendment Effective Date or is not otherwise reflected in any appraisals, reports or other similar written information received by the Administrative Agent in connection with this Agreement prior to the Fourth Amendment Effective Date, in either case under clause (A) or (B) which adversely affects or, could reasonably be expected to adversely affect the Receivables as determined by the Administrative Agent in its Reasonable Discretion.
"Environment" shall have the meanings set forth in 42 U.S.C. §9601(8).
"Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice

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of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.
"Environmental Law" means all applicable federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.
"Environmental Permit" means any permit, license, order, approval, registration or other authorization required under Environmental Law.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
"Equipment" of any Person means all equipment (as defined in the UCC) owned by such Person, wherever located.
“Equity Available Amount” means, as of any date of determination, an amount equal to (a) the aggregate amount of Equity Issuance Proceeds received after the Fifth Amendment Effective Date minus (b) the aggregate amount of Equity Issuance Proceeds applied as Covenant Cure Payments under Section 7.7 since the Fifth Amendment Effective Date, minus (c) the aggregate amount of Equity Available Amount otherwise applied under this Agreement since the Fifth Amendment Effective Date.
"Equity Interest" means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.
"Equity Issuance" means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Restricted Subsidiaries other than equity securities issued (a) to the Borrower or one of its Restricted Subsidiaries or (b) to employees, directors and officers of the Borrower and its Subsidiaries in the ordinary course of business pursuant to a stock plan.
"Equity Issuance Proceeds" means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower or any of its Restricted Subsidiaries from such Equity Issuance after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.
"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.
"Eurodollar Advance" means an Advance that bears interest based upon the Eurodollar Rate.

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"Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
"Eurodollar Rate" means (a) in determining Eurodollar Rate for purposes of the "Daily One-Month LIBOR", the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the "Daily One-Month LIBOR", as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Base Rate Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the rate determined under the following clause (b), and (b) in determining Eurodollar Rate for all other purposes, for the Interest Period for each Eurodollar Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR01 page, for deposits in Dollars at 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Rate shall then be the rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch (or other branch or Affiliate of the Administrative Agent) to major banks in the London inter-bank or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided further that, if the rate set forth on the reference page referred to above or provided by such successor or substitute service for a determination is less than zero, the Eurodollar Rate shall be deemed to be zero for the purposes of such determination.
"Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
"Event of Default" has the meaning specified in Section 7.1.
“Excepted Certificated Equipment” means (a) each Certificated Equipment owned by a Credit Party (that is not subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder) with an individual net book value of less than $50,000 and (b) all Certificated Equipment to the extent such equipment is subject to a Permitted Lien securing purchase money Debt or Capital Leases which are permitted hereunder; provided that, in no event shall any Certificated Equipment given any value in the then effective Borrowing Base qualify as an “Excepted Certificated Equipment”.
"Excepted Liens" means:
(a)    Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, (i) are being

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contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established or (ii) with respect to which the failure to make payment does not materially adversely effect the value or the use by the Borrower or its Restricted Subsidiaries of the Property subject to such Liens;
(b)    Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;
(c)    Liens for taxes, assessments, or other governmental charges which are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, (i)which are being actively contested in good faith by appropriate proceedings or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Change;
(d)    encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or a Restricted Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;
(e)    Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;
(f)    Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and cash deposits to secure letters of credit in respect of the foregoing;
(g)    any interest or title of a licensor or sublicensor under any license entered into by the Borrower or its Restricted Subsidiaries; provided that (i) such license is entered into in the ordinary course of business, (ii) such interest or title of licensor or sublicensor does not interfere in any material respect in the business of the Borrower or its Restricted Subsidiaries, (iii) such interest or title, if in the form of a Lien, secures only the obligations arising under such license, and (iv) such interest or title only affects the property subject to such license or the proceeds thereof;
(h)    any interest or title of a lessor or sublessor under any operating lease entered into by the Borrower or its Restricted Subsidiaries; provided that (i) such lease is entered into, and any Liens arise, in the ordinary course of business, (ii) any Liens secure obligations which are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established, (iii) any Liens secure only the obligations arising under such lease and not debt for borrowed money, and (iv) any Liens only encumber property that is subject to such lease (including Property located on the premises subject to the lease); and
(i)    judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced.
“Excluded Accounts” means (a) that certain deposit account at Frost Bank but only to the extent (i) held in connection with permits issued or to be issued by the Texas Department of Transportation and (ii) the

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aggregate amount held therein does not exceed $100,000; and (b) that certain deposit account with Citibank N.A. but only to the extent (i) held in connection with the insurance provided by Cigna to the Borrower and its Subsidiaries, and (ii) the aggregate amount held therein does not exceed $100,000.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
"Excluded Taxes" means with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document any of the following Taxes imposed on or with respect to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender (a "Recipient"): (a) Taxes imposed on such Recipient's income and franchise or similar Taxes (however denominated) imposed on such Recipient by the United States of America or such other jurisdiction (or any political subdivision thereof) under the laws of which (or under the laws of a political subdivision of which) (i) such Recipient is organized or in which its principal executive office is located or (ii) in the case of each Lender, such Lender's Applicable Lending Office is located; (b) any branch profits taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Recipient receiving such payment is located; (c) any Taxes imposed by the United States of America by means of withholding at the source (including by reason of FATCA) if and to the extent such United States withholding taxes are in effect on the date a Lender becomes a Lender hereunder and (d) any United States withholding taxes imposed pursuant to FATCA.
"Existing Notes" has the meaning set forth in Section 6.1.
"FATCA" means Sections 1471 through 1474 of the Code and any regulations promulgated thereunder or official interpretations thereof.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.
"Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.
"Fee Letters" means, collectively, (a) that certain increase and extension amendment engagement letter dated as of September 2, 2014 among the Borrower, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) that certain agency fee letter dated as of September 2, 2014 between the Borrower and the Administrative Agent, (c) that certain fee letter dated as of June 28, 2016 between the Borrower and Wells Fargo.

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"Fifth Amendment Effective Date" means June 30, 2016.
"Financial Officer" means, with respect to any Credit Party, the chief executive officer, chief financial officer, chief accounting officer or treasurer.
"Financial Statements" means, for any period, (a) the consolidated financial statements of the Borrower and its Restricted Subsidiaries, including statements of income, shareholder equity and comprehensive income and cash flow for such period as well as a balance sheet as of the end of such period and (b) the consolidated financial statements of Global Holdings and its Subsidiaries, including statements of income and cash flow for such period as well as a balance sheet as of the end of such period, in each case, all prepared in accordance with GAAP in all material respects.
"First Amendment Effective Date" means March 3, 2014.
"First-Tier Foreign Subsidiary" means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls a majority of such Foreign Subsidiary's Voting Securities (other than directors' qualifying shares).
"Foreign Lender" means any Lender that is not organized under the laws of the United States of America, any State thereof, or the District of Columbia.
"Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.
"Fourth Amendment" means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date by and among the Borrower, the Lenders party thereto and the Administrative Agent.
"Fourth Amendment Effective Date" means December 23, 2015.
"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender's Pro Rata Share of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender's Pro Rata Share of outstanding Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders.
"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
"GAAP" means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.
"Global Holdings" means Pioneer Global Holdings, Inc., a Delaware corporation.
"Governmental Authority" means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person (including any supra-national bodies such as the European Union or the European Central Bank).

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"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the owner of such Debt or other obligation of the payment or performance thereof or to protect such owner against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.
"Guarantors" means (a) each of the Restricted Subsidiaries of the Borrower listed on Schedule 1.1(b), (b) Global Holdings and (c) any other Person that becomes a guarantor of all or a portion of the Obligations.
"Guaranty" means the Guaranty Agreement by the Guarantors in substantially the same form as Exhibit C, as the same may be amended, amended and restated, supplemented, and otherwise modified from time to time.
"Hazardous Substance" means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, radionuclides, radioactive materials and any other materials regulated under Environmental Laws.
"Hazardous Waste" means any substance or material regulated or designated as such pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq., and any regulations promulgated thereto.
"Hedging Arrangement" means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.
"Indemnified Taxes" means Taxes other than Excluded Taxes.
"Indenture" means the Indenture dated as of March 11, 2010 between the Borrower and Wells Fargo Bank, N.A., as trustee.
"Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) the consolidated EBITDA of the Borrower and its consolidated Restricted Subsidiaries for the twelve month period then ended

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to (b) the consolidated Interest Expense of the Borrower and its consolidated Restricted Subsidiaries for the twelve month period then ended.
"Interest Expense" means, for any period and with respect to any Person, total interest expense for such period (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases) as determined in accordance with GAAP in all material respects.
"Interest Period" means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4. The duration of each such Interest Period shall be one, three, or six months (or to the extent available to all Lenders, nine or twelve months), in each case as the Borrower may select, provided that:
(a)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the preceding Business Day;
(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and
(c)    no Interest Period shall extend beyond the Maturity Date.
"Inventory" of any Person means all inventory (as defined in the UCC) owned by such Person, wherever located and whether or not in transit, which is held for sale.
"Investment" means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person, or (c) any loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"Investment Grade Account Debtor" means an Account Debtor with a long term or corporate credit rating of BBB- or better by Standard & Poor's Rating Group and Baa3 or better by Moody's Investors Services, Inc.
"Issuing Lender" means Wells Fargo, in its capacity as the Lender that issues Letters of Credit for the account of the Borrower pursuant to the terms of this Agreement.
"Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Lenders" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.7.
"Letter of Credit" means any letter of credit issued by the Issuing Lender pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender and in substance acceptable to the Issuing Lender in its sole discretion, as the same may be amended, supplemented, and otherwise modified from time to time.
"Letter of Credit Agreement" means the Issuing Lender's standard form letter of credit agreement which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of Letters of Credit, as the same may be amended, supplemented, and otherwise modified from time to time.
"Letter of Credit Application" means the Issuing Lender's standard form letter of credit application which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit, as the same may be amended, supplemented, and otherwise modified from time to time.
"Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, the Letter of Credit Agreement and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.
"Letter of Credit Exposure" means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate amount of all of the Borrower's outstanding payment obligations under drawn Letters of Credit.
"Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.
"Letter of Credit Sublimit" means $25,000,000.
"Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).
"Liquid Investments" means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Rating Group; (c) certificates of deposit, time deposits, and bankers' acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody's Investor Service, Inc. or AA by Standard & Poor's Rating Group; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) the auction rate securities described on Schedule 1.1(c) and (g) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Majority Lenders" means (a) at any time when there are more than three (3) Lenders, at least three (3) Lenders having at least 50% of the Total Commitment at such time, or, if the Revolving Commitments have been terminated, at least three (3) Lenders holding more than 50% of the then aggregate unpaid principal amount of the Advances held by the Lenders at such time (with the aggregate amount of each Lender's risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances being deemed "held" by such Lender for purposes of this definition) and (b) at any time when there are one, two or three Lenders, all of the Lenders. The Commitment and Advances (including any risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances) of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.
"Material Adverse Change" shall mean a material adverse change (a) in the business, condition (financial or otherwise), or results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Agreement or any of the other Credit Documents; or (c) on the ability of the Borrower, individually, or the Credit Parties, collectively, to perform their obligations under this Agreement, any Note, the Guaranty or any other Credit Document.
"Maturity Date" means the earlier of (a) March 31, 2019 and (b) the earlier termination in whole of the Total Commitment pursuant to Section 2.1(b)(ii) or Article 7.
"Maximum Rate" means the maximum nonusurious interest rate under applicable law.
"Minimum Collateral Amount" means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% (or, in the event the Borrower is providing the same and no Event of Default has occurred and is continuing, 100%) of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.
"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.
"Net Cash Proceeds" means, in connection with any Disposition or Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees and insurance consultant fees, amounts required to be applied to the repayment of Debt secured by a Lien permitted hereunder on any asset which is the subject of such Disposition or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof as a result of any gain recognized in connection therewith (after taking into account any applicable tax credits or deductions and any tax sharing arrangements).
"Net Income" means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, excluding, however, extraordinary items, including (a) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (b) any write‑up or write‑down of assets.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Net Worth" means, with respect to any Person and as of the date of its determination, the excess of the assets of such Person over the sum of the liabilities of such Person and the minority interests of such Person, as determined in accordance with GAAP.
"New Notes" has the meaning set forth in Section 6.1.
"NOLV" means with respect to any Eligible Equipment of any Credit Party, the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by the Appraisal Report most recently delivered pursuant to Section 5.11.
"Non-Consenting Lender" has the meaning set forth in Section 2.14.
"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.
"Notes" means the Revolving Notes and the Swing Line Note, as applicable.
"Notice of Borrowing" means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit D.
"Notice of Conversion or Continuation" means a notice of conversion or continuation signed by the Borrower in substantially the same form as Exhibit E.
"Notice of Payment" means a notice of payment signed by the Borrower in substantially the same form as Exhibit F.
"Obligations" means (a) all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lender, or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations, (b) all obligations of any of the Credit Parties owing to any Swap Counterparty under any Hedging Arrangements entered into between such Swap Counterparty and any of the Credit Parties; provided that, with respect to any Credit Party which is not a Qualified ECP Guarantor, the “Obligations” shall exclude any Excluded Swap Obligations, and (c) all obligations of any of the Credit Parties owing to any Cash Management Bank under any Cash Management Agreements entered into between such Cash Management Bank and any of the Credit Parties.
"Organization Documents" means (a) for any corporation, the certificate or articles of incorporation and the bylaws, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificates of formation or incorporation.
"Other Taxes" has the meaning set forth in Section 2.13(b).
"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
"Permitted Debt" has the meaning set forth in Section 6.1.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Permitted Investments" has the meaning set forth in Section 6.3.
"Permitted Liens" has the meaning set forth in Section 6.2.
"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.
"Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
"Pledge Agreement" means the Amended and Restated Pledge Agreement by each Credit Party which owns any Equity Interest in another Person and made in favor of the Administrative Agent in substantially the same form as Exhibit G, as it may be amended, amended and restated, modified, or supplemented from time to time.
"Pioneer Services" means Pioneer Services Holdings, LLC, a Delaware limited liability company.
"Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.
"Pro Rata Share" means, at any time with respect to any Lender, (a) the ratio (expressed as a percentage) of such Lender's Commitment at such time to the Total Commitment at such time, or (b) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of (i) the sum of such Lender's outstanding Revolving Advances plus the Letter of Credit Exposure allocable to such Lender plus the exposure in respect of the outstanding Swing Line Advances allocable to such Lender at such time to (ii) the sum of the total aggregate outstanding Revolving Advances plus the aggregate Letter of Credit Exposure plus the aggregate outstanding Swing Line Advances at such time.
"Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"Reasonable Discretion" means commercially reasonable judgment exercised in good faith.
"Receivables" of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or services rendered by such Person.
"Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption) or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Redemption Period" has the meaning set forth in Section 6.1.
"Register" has the meaning set forth in Section 9.7(b).
"Regulations T, U, and X" means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
"Reinvestment Deferred Amount" with respect to any Recovery Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not required to be applied to prepay the Advances pursuant to Section 2.5(c) as a result of the delivery of a Reinvestment Notice.
"Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that (a) no Event of Default has occurred and is continuing, (b) the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to repair the Property as to which such Recovery Event applied, and (c) such Property, once repaired, is useful or will be used by the Borrower and its Restricted Subsidiaries in the conduct of its business.
"Reinvestment Prepayment Amount" means with respect to any Recovery Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to the extent applied to repair the Property as to which such Recovery Event applied.
"Reinvestment Prepayment Date" means with respect to any Recovery Event, the earlier of (a) the date occurring 30 days after the Recovery Event (or such later date as agreed to by the Administrative Agent in its reasonable discretion), (b) the date on which the Borrower (directly or indirectly through a Restricted Subsidiary) shall have determined not to, or shall have otherwise ceased to, repair the subject Property with all or any portion of the relevant Reinvestment Deferred Amount, and (c) the occurrence and continuance of any Event of Default.
"Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.
"Rent Reserve Amount" means as to any Third Party Location located in the United States, the maximum amount of rent, fees and other charges for a period of six (6) months that a landlord, third party warehouse, trailer storage or other self-storage facility, bailee, or such third party, as applicable, would be legally entitled to recover from the personal property located at such Third Party Location and that is subject to a Lien in favor of such third parties, regardless of whether such Lien arises by operation of law, under contract or otherwise; provided that, for the period commencing on the Fourth Amendment Effective Date and ending on the Borrowing Base Transition Date, the Rent Reserve Amount shall be $0.00.
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).
"Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.
"Responsible Officer" means, with respect to any Credit Party, any Financial Officer, secretary or assistant secretary of such Credit Party, or any other officer having substantially the same authority and responsibility.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Restricted Payment" means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) on, or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with the ownership of, or any retirement, purchase, redemption, conversion, exchange, sinking fund or other acquisition of, any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term "Restricted Payment" shall not include any dividend or distribution payable solely in Equity Interests of the Borrower or warrants, options or other rights to purchase such Equity Interests. For the avoidance of doubt, issuances of Equity Interests or any options, warrants or rights to purchase or acquire such Equity Interests to an employee, director or officer of the Borrower and its Subsidiaries in the ordinary course of business pursuant to a stock plan shall not be considered a Restricted Payment.
"Restricted Subsidiary" means each Subsidiary of the Borrower.
"Revolving Advance" means any advance by a Lender to the Borrower as part of a Revolving Borrowing.
"Revolving Availability" means, as of any date of determination, the excess, if any, of (a) the lesser of (i) the Total Commitment in effect at such time and (ii) the Borrowing Base in effect at such time over (b) the sum of the aggregate outstanding amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances.
"Revolving Borrowing" means simultaneous Revolving Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.4(b).
"Revolving Commitment" means, for each Lender, the obligation of such Lender to make Revolving Advances to the Borrower, and to issue or participate in Letters of Credit and Swing Line Advances in an aggregate amount equal to the amount set opposite such Lender's name on Schedule 2.1 as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Revolving Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(b); provided that, after the Maturity Date, the Revolving Commitment for each Lender shall be zero.
"Revolving Loan" means the aggregate outstanding principal amount of all Revolving Advances made pursuant to this Agreement.
"Revolving Note" means a promissory note of the Borrower payable to a Lender in the amount of such Lender's Revolving Commitment, in substantially the same form as Exhibit I -1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender.
"Sanctioned Country" means, at any time, a country or territory which is itself the subject of any Sanctions.
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Sanctions" has the meaning set forth in Section 6.6.
"Secured Parties" means the Administrative Agent, the Issuing Lender, the Swing Line Lender, the Lenders, the Swap Counterparties and the Cash Management Banks.
"Security Agreements" means, collectively, (a) the Amended and Restated Security Agreement among the Credit Parties (other than Global Holdings) and the Administrative Agent in substantially the same form as Exhibit H-1 and (b) the Amended and Restated Security Agreement between Global Holdings and the Administrative Agent in substantially the same form as Exhibit H-2, in each case, as it may be amended, amended and restated, modified, or supplemented from time to time.
"Security Documents" means, collectively, the Pledge Agreement, the Security Agreements, the Account Control Agreements, and any and all other instruments, documents or agreements now or hereafter executed by the Borrower or any other Person to secure the Obligations.
"Senior Leverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) the difference between (i) the sum of (A) all indebtedness of the Borrower and its consolidated Restricted Subsidiaries as determined in accordance with GAAP as of such date of determination plus (B) without duplication, all direct or contingent obligations of the Borrower and its Restricted Subsidiaries arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments as of such date of determination plus (C) without duplication, all Guarantees of the Borrower and its Restricted Subsidiaries in respect of Debt of any other Person minus (ii) the sum of unsecured Debt or subordinated Debt, to (b) the EBITDA of the Borrower and its consolidated Restricted Subsidiaries for the twelve month period then ended; provided that, if any fiscal quarter end occurs during any Redemption Period, the principal amount of the Existing Notes to be refinanced with the proceeds of the New Notes shall be excluded from the calculation of the Senior Leverage Ratio for such fiscal quarter; provided that such Existing Notes shall have been repaid with the proceeds of such New Notes prior to the date that the financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.2(a) or (b).
"Solvent" means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person's Property would constitute unreasonably small capital.
"Subsidiary" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such Person. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.
"Swap Counterparty" means a Lender or an Affiliate of a Lender that has entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
"Swap Termination Value" means, in respect of any one or more Hedging Arrangements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Arrangements, (a) for any date on or after the date such Hedging Arrangements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Arrangements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Arrangements (which may include a Lender or any Affiliate of a Lender).
"Swing Line Advance" means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.
"Swing Line Borrowing" means a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3.
"Swing Line Lender" means Wells Fargo.
"Swing Line Loan" means the aggregate outstanding principal amount of all Swing Line Advances made pursuant to Section 2.3.
"Swing Line Loan Commitment" means, for the Swing Line Lender, the obligation of the Swing Line Lender to make Swing Line Advances to the Borrower up to $5,000,000.00; provided that, on and after the Maturity Date, the Swing Line Loan Commitment shall be zero.
"Swing Line Note" means the promissory note made by the Borrower payable to the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances in substantially the same form as Exhibit I-2.
"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Tax Group" means any member of the "affiliated group" (as determined under Section 1504 of the Code) of which the Borrower is a member.
"Termination Event" means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

"Third Party Locations" means any location which holds, stores or otherwise maintains Eligible Equipment or Eligible Inventory (other than Equipment that is out for maintenance or repair for a period of up to sixty (60) days or such longer period as determined by the Administrative Agent in its Reasonable Discretion), including such locations that are leased locations, trailer storage or self-storage facilities, distribution centers or warehouses, and such locations that are the subject of any bailee arrangement.
"Total Commitment" means, at any time, the aggregate amount of the Revolving Commitments of the Lenders at such time. The Total Commitment as of the Fifth Amendment Effective Date is $175,000,000.
"Total Leverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) the sum of (i) all indebtedness of the Borrower and its consolidated Restricted Subsidiaries as determined in accordance with GAAP as of such date of determination plus (ii) without duplication, all direct or contingent obligations of the Borrower and its Restricted Subsidiaries arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments as of such date of determination plus (iii) without duplication, all Guarantees of the Borrower and its Restricted Subsidiaries in respect of Debt of any other Person to (b) EBITDA of the Borrower and its consolidated Restricted Subsidiaries for the twelve month period then ended; provided that, if any fiscal quarter end occurs during any Redemption Period, the principal amount of the Existing Notes to be refinanced with the proceeds of the New Notes shall be excluded from the calculation of the Total Leverage Ratio for such fiscal quarter; provided that such Existing Notes shall have been repaid with the proceeds of such New Notes prior to the date that the financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.2(a) or (b).
"Type" has the meaning set forth in Section 1.4.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.
"Voting Securities" means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.
"Wells Fargo" means Wells Fargo Bank, N.A.
Section 1.2    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".
Section 1.3    Accounting Terms; Changes in GAAP.
(a)    All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements delivered to the Administrative Agent for the fiscal year ending December 31, 2010.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(b)    Unless otherwise indicated, all Financial Statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Restricted Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower's Financial Statements referred to in Section 4.4(a).
(c)    If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Credit Document, then Borrower, Administrative Agent, Swing Line Lender, Issuing Lender and each Lender agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Majority Lenders' agreement to any amendment of such provisions shall be sufficient to bind all Lenders; provided further, until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this subsection 1.3(c), the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.
Section 1.4    Classes and Types of Advances. Advances are distinguished by "Class" and "Type". The "Class" of an Advance refers to the determination of whether such Advance is a Revolving Advance, or a Swing Line Advance. The "Type" of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.
Section 1.5    Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE 2
CREDIT FACILITIES
Section 2.1    Revolving Commitments.
(a)    Revolving Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Maturity Date; provided that after giving effect to such Revolving Advances, the sum of the aggregate outstanding amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the lesser of (i) the Borrowing Base in effect at such time and (ii) the Total Commitment in effect at such time. Each Revolving Borrowing shall (i) if comprised of Base Rate Advances be in an aggregate amount not less

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than $500,000.00 and in integral multiples of $100,000.00 in excess thereof, (ii) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000.00 and in integral multiples of $500,000.00 in excess thereof, and (iii) consist of Revolving Advances by the Lenders ratably according to their respective Revolving Commitment. Within the limits of each Lender's Revolving Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1(a).
(b)    Reduction of the Commitments.
(i)    Optional Reductions. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Commitments; provided that each partial reduction shall be in the aggregate amount of $1,000,000.00 and in integral multiples of $500,000.00 in excess thereof. Any reduction or termination of the Revolving Commitments pursuant to this Section 2.1 (b) shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the Commitment Fees shall thereafter be computed on the basis of the Revolving Commitments, as so reduced. Notwithstanding the foregoing, the Borrower may (subject to payment to the Lenders of any applicable amounts under Section 2.10 hereof) rescind or postpone any notice to terminate in whole the Revolving Commitments if such termination would have resulted from a refinancing of this Agreement, which refinancing shall not be consummated or shall otherwise be delayed.
(ii)    Termination of Revolving Commitment of Defaulting Lender. The Borrower may terminate the unused amount of the Revolving Commitment of any Lender that is a Defaulting Lender upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (A) no Event of Default shall have occurred and be continuing, and (B) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender may have against such Defaulting Lender.
(iii)    Scheduled Mandatory Reduction of Revolving Commitments. If the Total Commitments exceeds $150,000,000 on December 31, 2017, the Total Commitment shall be reduced to $150,000,000 on and as of such date. Such reduction shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments. The Commitment Fees provided for in Section 2.7(a) shall thereafter be computed on the basis of the Total Commitment as so reduced.
(iv)    Asset Sale Reductions of Revolving Commitments. At any time that the Total Commitment exceeds $150,000,000, then on each date (each such date a “Reduction Date”) on or prior to which the aggregated amount of prepayments required under Section 2.5(c)(ii) (other than the Excluded Prepayment as defined below) which have not been used in determining a reduction on any prior Reduction Date reaches a Reduction Threshold (as defined below), the Total Commitment shall (subject to the last sentence of this clause (iv)) be reduced by an amount equal to 50% of such Reduction Threshold. For the avoidance of doubt, (x) the reductions in the Revolving Commitments under this Section 2.1(b)(iv) may be required from time to time when the aggregated amount of prepayments required under Section 2.5(c)(ii) which have not been used in determining any prior reduction reaches a Reduction Threshold, and (y) amounts in excess of a Reduction Threshold on any Reduction Date shall not result in a reduction in Total Commitments on such Reduction Date but instead shall be aggregated with subsequent prepayments required under Section 2.5(c)(ii) in calculating the reduction to be made on the immediately following Reduction Date. Each reduction in the Total Commitment

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under this Section 2.1(b)(iv)shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments. The Commitment Fees provided for in Section 2.7(a) shall thereafter be computed on the basis of the Total Commitment as so reduced from time to time. For purposes of this Section 2.1(b)(iv), (A) “Reduction Threshold” means, for any determination, (a) $2,000,000 or (b) any greater amount that is a multiple of $2,000,000, and (B) “Excluded Prepayment” means the prepayments required under Section 2.5(c)(ii) as a result of the receipt of proceeds from any Recovery Event in respect of claims existing on or prior to the Fifth Amendment Effective Date. Notwithstanding the foregoing, no reduction in the Revolving Commitments shall be required under this Section 2.1(b)(iv), to the extent such reduction would result in Total Commitment being less than $150,000,000.
(v)    Equity Issuance Reductions in Revolving Commitments. At any time that the Total Commitment exceeds $150,000,000, then on each date that a prepayment is required under Section 2.5(c)(v), the Total Commitment shall (subject to the last sentence of this clause (v)) be reduced by an amount equal to 50% of such required prepayment (or 100% of such required prepayment if such prepayment is also a Covenant Cure Payment). Each reduction in the Total Commitment under this Section 2.1(b)(v) shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments. The Commitment Fees provided for in Section 2.7(a) shall thereafter be computed on the basis of the Total Commitment as so reduced from time to time. Notwithstanding the foregoing, no reduction in the Revolving Commitments shall be required under this Section 2.1(b)(v) to the extent such reduction would result in Total Commitment being less than $150,000,000.
(c)    Revolving Notes. At the request of any Lender, the indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender shall be evidenced by a Revolving Note.
(d)    Swing Line Note. At the request of the Swing Line Lender, the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances owing to the Swing Line Lender, as set forth in Section 2.3 below, shall be evidenced by a Swing Line Note.
Section 2.2    Letters of Credit.
(a)    Commitment for Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from the Effective Date until the Maturity Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of the Borrower or a Guarantor (other than Global Holdings) (in which case the Borrower and such Guarantor shall be co-applicants with respect to such Letter of Credit), provided that no Letter of Credit will be issued, increased, or extended:
(i)    if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Sublimit and (B) an amount equal to (1) the lesser of the Borrowing Base and the Total Commitment in effect at such time minus (2) the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances;
(ii)    unless such Letter of Credit has an expiration date not later than one year after the Maturity Date; provided that, if any Letter of Credit has an expiration date after the Maturity Date, the Borrower shall deposit into the Cash Collateral Account cash in an amount equal to 103% of the Letter of Credit Exposure allocable to such Letter of Credit at least 30 days prior to the Maturity Date

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or, if such Letter of Credit is issued, increased or extended within the 30 day period prior to the Maturity Date, on the date of the issuance, increase or extension of such Letter of Credit;
(iii)    unless such Letter of Credit has an expiration date not later than three (3) years after its issuance;
(iv)    unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application with respect to such Letter of Credit and a completed and executed Letter of Credit Agreement; provided that, if the terms of any Letter of Credit Application or the Letter of Credit Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control; and
(v)    unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2006 Revision), International Chamber of Commerce Publication No. 600 or any successor to such publication or the International Standby Practices 1998 published by the Institute of International Banking Law & Practice or any successor to such publication.
(b)    Requesting Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent for the benefit of the Issuing Lender by telecopy or in writing not later than 2:00 p.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the requested date of issuance of such Letter of Credit issue such Letter of Credit to the beneficiary of such Letter of Credit as set forth in the Letter of Credit Application.
(c)    Reimbursements for Letters of Credit; Funding of Participations.
(i)    With respect to any Letter of Credit, in accordance with the related Letter of Credit Application and the Letter of Credit Agreement, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender's demand for payment under the terms of a Letter of Credit Application and the Letter of Credit Agreement, the Borrower may request that the Borrower's obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Advance in an amount equal to the amount paid by the Issuing Lender under such Letter of Credit (notwithstanding any minimum size or increment limitations on individual Revolving Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement, the Letter of Credit Application or the Letter of Credit Agreement, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower's obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such a Revolving Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations to the Issuing Lender, and to record and otherwise treat such payments as a Revolving Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Advance as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower's obligations under any Letter of Credit Application or the Letter of Credit Agreement, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default, other than the payment Default

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which is satisfied by the application of the amounts requested to be or deemed advanced hereunder, caused by the Borrower's failure to comply with the provisions of this Agreement, the Letter of Credit Application or the Letter of Credit Agreement.
(ii)    Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Advance pursuant to Section 2.4, which notice shall be given by the Administrative Agent to the Lenders by 11:00 a.m. (Houston, Texas time) on the Business Day specified in such notice by the Administrative Agent, and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender's Pro Rata Share of the amount of such Revolving Advance not later than 1:00 p.m. (Houston, Texas time) on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Advance to the Borrower in such amount; provided that, if the full amount of such Revolving Advance cannot be made because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, such Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.2(c) (ii) shall be deemed payment in respect of its participation in the Letter of Credit Obligations relating to such Letter of Credit in satisfaction of its participation obligation under Section 2.2(d). The Administrative Agent shall remit the funds so received to the Issuing Lender.
(iii)    If any such Lender shall not have so made its Revolving Advance or percentage participation available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance or percentage participation and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender's Revolving Advance or percentage participation, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Revolving Advance or percentage participation was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender's obligation to make the Revolving Advance or percentage participation pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(d)    Participations. Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Lender's participation in such Letter of Credit.

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(e)    Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:
(i)    any lack of validity or enforceability of any Letter of Credit Documents;
(ii)    any amendment or waiver of or any consent to departure from any Letter of Credit Documents;
(iii)    the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;
(iv)    any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (f);
(v)    payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;
provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with any Letter of Credit.
(f)    Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender, the Lenders, nor any of their respective officers or directors shall be liable or responsible for:
(i)    the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;
(ii)    the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii)    payment by the Issuing Lender against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or
(iv)    any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the Issuing Lender's own negligence), except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (A) the Issuing Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter

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of Credit or (B) the Issuing Lender's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
(g)    Cash Collateral Account.
(i)    If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements that the Administrative Agent reasonably requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein that is superior to all other Liens (other than Excepted Liens). The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.
(ii)    Funds held in the Cash Collateral Account shall be held as cash collateral for the Letter of Credit Obligations and promptly applied by the Administrative Agent at the request of the Issuing Lender to any Letter of Credit Obligations that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above 103% of the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Obligations or (B) apply such surplus funds to any Obligations in the manner specified in Section 7.6. If no Default exists, the Administrative Agent shall release to the Borrower at the Borrower's written request any funds held in the Cash Collateral Account in excess of the amounts required by Section 2.2(a)(ii).
(iii)    Funds held in the Cash Collateral Account shall be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no other obligation to make any other investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.
Section 2.3    Swing Line Loan.
(a)    Requesting Swing Line Advances. On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender agrees to make Swing Line Advances to the Borrower from time-to-time on any Business Day during the period from the Effective Date until the Maturity Date, bearing interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances, and in an aggregate principal amount outstanding at any time not to exceed the Swing Line Loan Commitment; provided that after giving effect to such Swing Line Advance, the sum of the aggregate outstanding amount of all Revolving Advances plus the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances shall not exceed the Total Commitment in effect at such time; and provided further that no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such

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Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing, or if an AutoBorrow Agreement is in effect, the making of the applicable Swing Line Advance pursuant to the AutoBorrow Agreement, and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met. In the event of any conflict between the terms of this Agreement and an AutoBorrow Agreement, the terms of this Agreement shall prevail.
(b)    Prepayment. Within the limits expressed in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, amounts advanced pursuant to Section 2.3(a) may from time to time be borrowed, prepaid without penalty, and reborrowed. If the amount of the Swing Line Loan ever exceeds the Swing Line Loan Commitment, the Borrower shall, upon receipt of written notice of such condition from the Swing Line Lender and to the extent of such excess, prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Loan necessary to eliminate such excess.
(c)    Reimbursements for Swing Line Loan Obligations.
(i)    With respect to the Swing Line Loan, the interest thereon and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Loan, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement. The Borrower may request that the Borrower's obligations to the Swing Line Lender be satisfied with the proceeds of a Revolving Advance in an amount equal to the Swing Line Advance or such other amounts due in connection with the Swing Line Loan (notwithstanding any minimum size or increment limitations on individual Revolving Advances). The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make available such Lender's Pro Rata Share of such Revolving Borrowing to the Administrative Agent; provided that, if the full amount of such Revolving Borrowing cannot be made because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, such Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Section 2.3(c)(i) shall be deemed payment in respect of its participation in the Swing Line Loan in satisfaction of its participation obligation under Section 2.3(e). The Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender.
(ii)    If at any time, the Revolving Commitments shall have expired or be terminated while any Swing Line Loan is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the Revolving Commitments, make a Revolving Advance as a Base Rate Advance, or (B) make a payment in respect of its participation obligation under Section 2.3(e), in either case, in an amount equal to the product of such Lender's Pro Rata Share times the outstanding principal balance of the Swing Line Loan. The Administrative Agent shall notify each such Lender of the amount of such Revolving Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Advance or participation.
(iii)    If any such Lender shall not have so made its Revolving Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable

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to a Base Rate Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender's Revolving Advance or participating interest in a Swing Line Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Revolving Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender's obligation to make the Revolving Advance or purchase such participating interests pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Loan, once so participated by any Lender, shall cease to be a Swing Line Loan with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Loan.
(d)    Method of Swing Line Borrowing. If an AutoBorrow Agreement is in effect, each Swing Line Advance and each prepayment thereof, shall be made as provided in such AutoBorrow Agreement. In all other cases, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 2:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Borrowing specifying (i) the requested date of such Swing Line Advance and (ii) the aggregate amount of such Swing Line Advance, telecopied or facsimiled to the Administrative Agent and the Swing Line Lender. The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower's account with the Administrative Agent or by wire transfer to an account in the name of the Borrower specified by the Borrower in the applicable Notice of Borrowing, as the Borrower may request.
(e)    Participations. Upon the date of the making of any Swing Line Borrowing, the Swing Line Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the outstanding principal balance of the Swing Line Loan at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement.
Section 2.4    Revolving Advances.
(a)    Notice. Each Revolving Borrowing shall be made pursuant to a Notice of Borrowing given not later than (i) 2:00 p.m. (Houston, Texas time) on the third Business Day before the date of the proposed Revolving Borrowing, in the case of a Eurodollar Advance or (ii) 2:00 p.m. (Houston, Texas time) on the Business Day before the date of the proposed Revolving Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Revolving Borrowing by telecopier or telex. Each Notice of Borrowing shall be by facsimile or telex, confirmed immediately by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested date of such Revolving Borrowing, (ii) the Type and Class of Advances comprising such Revolving Borrowing, (iii) the aggregate amount of such Revolving Borrowing, and (iv) if such Revolving Borrowing is to be comprised of Eurodollar Advances, Interest Period for each such Advance. In the case of a proposed Revolving Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Revolving Borrowing, make available for the account of its

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Applicable Lending Office to the Administrative Agent at its address referred to in Schedule 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender's Pro Rata Share of such Revolving Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or by wire transfer to an account in the name of the Borrower specified by the Borrower in the applicable Notice of Borrowing, as the Borrower may request.
(b)    Conversions and Continuations. In order to elect to Convert or continue a Revolving Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 2:00 p.m. (Houston, Texas time) (i) one (1) Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three (3) Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Conversion or Continuation shall be by telex or facsimile confirmed immediately by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.8(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.
(c)    Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:
(i)    at no time shall there be more than nine (9) Interest Periods applicable to outstanding Eurodollar Advances, and the minimum aggregate amount of Eurodollar Advances with the same Interest Period shall be $1,000,000.00 and a multiple of $500,000.00 in excess thereof;
(ii)    the Borrower may not select Eurodollar Advances for any Borrowing at any time when an Event of Default has occurred and is continuing;
(iii)    if any Lender shall, at least one (1) Business Day before the date of any requested Revolving Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make, fund or maintain Eurodollar Advances,  (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender's portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;
(iv)    if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Revolving Borrowing, the right of the Borrower to select

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;
(v)    if the Majority Lenders shall, at least one (1) Business Day before the date of any requested Revolving Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and
(vi)    if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Eurodollar Advances with an Interest Period duration of one month or, in the case of a continuation of existing Eurodollar Advances, Convert into Base Rate Advances.
(d)    Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation delivered by the Borrower hereunder shall be irrevocable and binding on the Borrower.
(e)    Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Revolving Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
Section 2.5    Prepayments.
(a)    Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5.
(b)    Optional. The Borrower may elect at any time or from time to time to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 by delivering a Notice of Payment to the Administrative Agent by 11:00 a.m. (Houston, Texas time) (i) in the case of Eurodollar Advances, at least three (3) Business Days prior to the date of the proposed prepayment or (ii) in case of Base Rate Advances,

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

on the Business Day of the proposed prepayment. If any such Notice of Payment is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such Notice of Payment, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (i) each optional partial prepayment of a Borrowing comprised of Eurodollar Advances shall be in a minimum amount not less than $1,000,000.00 and in multiple integrals of $500,000.00 in excess thereof, and (ii) each optional partial prepayment of a Borrowing comprised of Base Rate Advances shall be in a minimum amount not less than $500,000.00 and in multiple integrals of $100,000.00 in excess thereof. Notwithstanding anything to the contrary contained herein, Borrower may (subject to payment to the Lenders of any applicable amounts under Section 2.10 hereof) rescind any Notice of Payment under this Section 2.5(b) if such prepayment would have resulted from a refinancing of this Agreement, which refinancing shall not be consummated or shall otherwise be delayed.
(c)    Mandatory.
(i)    On any date that a Borrowing Base Deficiency exists as stated in the Borrowing Base Certificate delivered pursuant to Section 5.2(d) or as notified to the Borrower by the Administrative Agent (with such calculation set forth in reasonable detail which shall be conclusive absent manifest error), the Borrower shall, within three (3) Business Days, to the extent of such deficiency, first prepay to the Administrative Agent for the benefit of the Swing Line Lender (and the other Lenders, as applicable) the outstanding principal amount of the Swing Line Advances, second prepay to the Administrative Agent for the benefit of the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances and any unpaid amounts of the Letter of Credit Obligations owed to the Lenders; and third make deposits into the Cash Collateral Account to provide cash collateral in the amount of such excess for the remaining Letter of Credit Exposure.
(ii)    Upon the occurrence of each Disposition by the Borrower or any Restricted Subsidiary (including any Recovery Event but excluding (A) any Recovery Event to the extent a Reinvestment Notice shall be delivered in respect thereto, (B) any Disposition permitted under clauses (b)(i), (c), (d), (e), (f), and (h) of Section 6.8 and (C) any Disposition of cash between or among the Borrower and its Restricted Subsidiaries permitted under clause (k) of Section 6.8), in any case, in excess of $500,000 for any individual transaction and $2,500,000 in the aggregate (or $5,000,000 in the aggregate if Total Commitment is equal to or less than $150,000,000) when taken together with all Dispositions since the Fifth Amendment Effective Date, then on the date of receipt by the Borrower or the applicable Restricted Subsidiary (other than Global Holdings and its Subsidiaries) of the Net Cash Proceeds related thereto, the Advances shall immediately be prepaid by an amount equal to the amount of such Net Cash Proceeds; provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date the Advances shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Recovery Event. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 6.8.
(iii)    The Borrower shall, within (x) sixty (60) days after the date of a Debt Incurrence of New Notes or (y) thirty (30) days after the date of each other Debt Incurrence, prepay the Advances by an amount equal to 75% of the Debt Incurrence Proceeds that the Borrower or any of its Restricted Subsidiaries (other than Global Holdings and its Subsidiaries) receives from each such Debt Incurrence after the Effective Date; provided that, no such mandatory prepayment shall be required with respect to Debt Incurrence Proceeds of New Notes to the extent that such Debt Incurrence Proceeds are actually applied within sixty (60) days after the date of such Debt Incurrence to refinance Existing Notes.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(iv)    On the last Business Day of each week, if the Consolidated Cash Balance Amount at the end the immediately preceding Business Day (excluding any outstanding checks) exceeds the Consolidated Cash Balance Threshold, the Borrower shall, to the extent of such excess, first prepay the outstanding principal amount of the Swing Line Advances until such Advances are repaid in full, and second prepay the outstanding principal amount of the Revolving Advances until such Advances are repaid in full.
(v)    Upon the occurrence of each Equity Issuance, the Borrower agrees to make a mandatory prepayment of the Advances by an amount equal to 100% of the Equity Issuance Proceeds not later than one Business Day following the receipt of such proceeds.
(d)    Interest; Costs. Each prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.
(e)    Application of Prepayments. Each mandatory prepayment of an Advance required by Section 2.5(c) shall be applied first to repay the Swing Line Advances until such time as the Swing Line Loan is repaid in full, second to repay the Revolving Advances until the Revolving Loan is repaid in full, and third to make deposits into the Cash Collateral Account to provide cash collateral in the amount of such excess for the Letter of Credit Exposure.
Section 2.6    Repayment.
(a)    Revolving Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender the aggregate outstanding principal amount of the Revolving Advances on the Maturity Date.
(b)    Swing Line Advances. Each outstanding Swing Line Advance made by the Swing Line Lender shall be paid in full on the Maturity Date.
Section 2.7    Fees.
(a)    Commitment Fees. The Borrower agrees to pay from the date of this Agreement until the Maturity Date to the Administrative Agent for the account of each Lender a Commitment Fee calculated by the Administrative Agent on the average daily amount by which (i) such Lender's Revolving Commitment exceeds (ii) the sum of such Lender's outstanding Revolving Advances plus such Lender's Pro Rata Share of the Letter of Credit Exposure at a rate per annum equal to the Applicable Margin for Commitment Fees for such period. The Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on June 30, 2011, and on the Maturity Date. For purposes of this Section 2.7(a) only, amounts advanced under the Swing Line Note shall not in any way reduce the amount of the unused Total Commitment.
(b)    Fees for Letters of Credit. The Borrower agrees to pay the following:
(i)    To the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for Letters of Credit issued hereunder in an amount equal to the greater of (A) the Applicable Margin for Eurodollar Advances for such period multiplied by the average daily undrawn amount of all Letters of Credit outstanding during such period or (B) $600.00. Such fees shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(ii)    To the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) .125% per annum on the face amount of such Letter of Credit and (B) $600.00. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.
(iii)    To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender's then current fee policy.
The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because the Borrower cancels any Letter of Credit prior to its expiration date.
(c)    Fee Letters. The Borrower agrees to pay the fees as set forth in the Fee Letters.
(d)    Duration Fees. If the Total Commitment is greater than $150,000,000 on June 30, 2017, then the Borrower agrees to pay to the Administrative Agent for the account of each Lender a one-time duration fee in an amount equal to 0.25% of such Lender’s Revolving Commitment on June 30, 2017, which duration fee shall be due and payable on June 30, 2017.
Section 2.8    Interest.
(a)    Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period. The Borrower shall pay to Administrative Agent for the ratable benefit of each Lender all accrued but unpaid interest on such Lender's Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on June 30, 2011, and on the Maturity Date. Each Swing Line Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period.
(b)    Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender all accrued but unpaid interest on outstanding Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with Interest Periods longer than three months, accrued but unpaid interest shall also be due on each three month anniversary of the first day of such Interest Period), on the date any Eurodollar Advance is repaid in full, and on the Maturity Date.
(c)    Additional Interest on Eurodollar Advances. The Borrower shall pay to the Administrative Agent for the account of any applicable Lender, so long as such Lender shall be required under regulations of the Federal Reserve Board applicable to all Lenders regulated by the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Lender, from the date such requirement is imposed until the earlier of (i) the date such requirement is no longer imposed and (ii) the date on which such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Eurodollar Advance from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable hereunder to the Administrative Agent for the account of any applicable Lender shall be determined in good faith by such Lender and notified to the Administrative Agent and the Borrower at least three (3) Business Days before each date on which such interest

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

is payable (such notice to include, in reasonable detail, the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).
(d)    Default Rate. Notwithstanding the foregoing, at the Administrative Agent's or the Majority Lenders' option with respect to Revolving Advances and at the Swing Line Lender's option with respect to Swing Line Advances, (i) if any principal of or interest on any Advance or any fee or other amount payable by any Credit Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise (after giving effect to the grace period set forth in Section 7.1(a)), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Advance, 2% plus the rate otherwise applicable to such Advance as provided in the preceding paragraphs of this Section 2.8 or (B) in the case of any other amount, 2% plus the rate applicable to Base Rate Advances as provided in paragraph (a) of this Section 2.8 and (ii) without duplication, if an Event of Default under Section 7.1(g) has occurred and is continuing, each Advance shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Advance as provided in the preceding paragraphs of this Section 2.8. Interest accrued pursuant to this Section 2.8(d) and all interest accrued but unpaid on or after the Maturity Date shall be due and payable on demand, and if no such demand is expressly made, then such interest shall be due and payable on the otherwise required interest payment dates hereunder.
Section 2.9    Illegality. If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations under this Agreement or to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
Section 2.10    Breakage Costs.
(a)    Funding Losses. In the case of any Revolving Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (excluding any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Eurodollar Advance to be made by such Lender as part of such Borrowing when such Eurodollar Advance, as a result of such failure, is not made on such date.
(b)    Prepayment Losses. If (i) any payment of principal of any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance as a result of any prepayment, payment pursuant to Section 2.9, the acceleration of the maturity of the Notes, or for any other reason or (ii) the Borrower fails

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

to make a principal or interest payment with respect to any Eurodollar Advance on the date such payment is due and payable, the Borrower shall, within ten (10) days of any written demand sent by the Administrative Agent on behalf of a Lender to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined in good faith by such Lender to be required to compensate such Lender for any additional losses, out‑of‑pocket costs, or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (excluding loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.
Section 2.11    Increased Costs.
(a)    Eurodollar Advances. If, with respect to any Lender, any Change in Law:
(i)    shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, financial institutions generally, including such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or
(ii)    shall impose on financial institutions generally, including such Lender (or its Applicable Lending Office), or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;
and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Advances, then the Borrower shall pay to such Lender within three (3) Business Days after written demand made by such Lender such amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such increased cost or reduction.
(b)    Capital Adequacy. If, after the Effective Date, any Lender shall have determined that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or any corporation controlling such Lender, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy and liquidity), then from time to time within three (3) Business Days after written demand by such Lender the Borrower shall pay to such Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such reduction.
(c)    Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to Section 2.8(c) or this Section 2.11 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under Section 2.8(c) or this Section 2.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth, in reasonable detail, the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(d)    Borrower shall not be required to compensate any Lender pursuant to Section 2.8(c) or this Section 2.11 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as the case may be, notified Borrower of such Change in Law and of such Lender's intention to claim compensation therefor; provided that, if such Change in Law is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.12    Payments and Computations.
(a)    Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.
(b)    Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to on Schedule 9.9 (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.8(c), 2.9, 2.10, 2.11, 2.13, and 9.2 but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender's Pro Rata Share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.
(c)    Non‑Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the preceding Business Day.
(d)    Computations. All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365/366 days, and all other computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.
(e)    Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances or Letter of Credit Obligations obtained by the Lenders, such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Advances made by it or the Letter of Credit Obligations held by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share, but without interest; provided further that the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 2.13    Taxes.
(a)    No Deduction for Certain Taxes. Any and all payments by any Credit Party under any of the Credit Documents to any Recipient shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all Indemnified Taxes. Except as provided in Section 2.13(g), if any Credit Party shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable to any Recipient, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13), such Recipient receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Credit Party shall make such deductions; and (iii) the Credit Party shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.
(b)    Other Taxes. In addition, except as provided in Section 2.13(g), the Credit Parties agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").
(c)    Indemnification. EXCEPT AS PROVIDED IN SECTION 2.13(G), THE BORROWER SHALL INDEMNIFY EACH LENDER, THE ISSUING LENDER, THE SWING LINE LENDER AND THE ADMINISTRATIVE AGENT, WITHIN THIRTY (30) DAYS AFTER WRITTEN DEMAND THEREFOR, FOR THE FULL AMOUNT OF INDEMNIFIED TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY SUCH LENDER, THE ISSUING LENDER, THE SWING LINE LENDER OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.
(d)    Evidence of Tax Payments. As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent a copy of any receipt issued by such Governmental Authority evidencing such payment.
(e)    Foreign Lender Withholding Exemption. Each Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax with respect to payments under this Agreement under applicable law or any treaty to which the United States is a party shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation (including Internal Revenue Service Forms W-8BEN, W-8ECI or W-8IMY) prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without, or subject to reduced, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such properly completed and executed documentation prescribed by

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction.
Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI;
(iii)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or
(iv)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of the sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of the grant of a participation by such Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times if requested by the Borrower or the Administrative Agent (but only if Lender is legally entitled to do so), executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation in connection therewith.
(f)    Without limiting Section 2.13(e), if a payment made to a Foreign Lender under any Credit Document would be subject to any withholding taxes as a result of such Foreign Lender's failure to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Foreign Lender has or has not complied with such Foreign Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(g)    Failure to Provide Forms. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate forms referred to in this Section 2.13 (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such Lender

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

becomes a Lender hereunder), such Lender shall not be entitled to indemnification or payment under Section 2.13(a), (b), or (c) with respect to Taxes imposed by the United States; provided that if a Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request, and at the expenses of such Lender, to assist such Lender to recover such Taxes.
(h)    Mitigation. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to eliminate or reduce the payment of any additional sums under this Section 2.13; provided, that no such selection or change of jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.
(i)    Tax Credits and Refunds. If the Administrative Agent, the Issuing Lender, the Swing Line Lender or a Lender has determined that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional sums pursuant to this Section 2.13, or if the Administrative Agent, the Issuing Lender, the Swing Line Lender or a Lender has determined that it has received a credit from any Governmental Authority to which the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender would not be entitled but for the payment by the Borrower of Taxes or additional sums pursuant to this Section 2.13, it shall promptly pay over the amount of such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional sums paid, by the Borrower under this Section 2.13 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender in the event and to the extent that the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender is required to repay such refund or credit to such Governmental Authority.
(j)    Payment. If the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender becomes entitled to receive payment of additional sums pursuant to this Section 2.13, it shall give notice and demand thereof to the Borrower, and the Borrower (unless the Administrative Agent, the Issuing Lender, the Swing Line Lender or Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such additional sums within thirty (30) days after the Borrower's receipt of such notice and demand; provided that the Borrower shall not be required to indemnify or reimburse the Administrative Agent, the Issuing Lender, the Swing Line Lender or a Lender pursuant to this Section 2.13 for any Taxes or additional sums imposed or asserted more than 180 days prior to the date that such party notifies the Borrower of the Taxes or additional sums imposed or asserted and of such party's intention to claim compensation therefor; provided further that, if the Taxes or additional sums imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 180-day period).
Section 2.14    Replacement of Lenders. If the Borrower is required pursuant to Section 2.8(c), 2.11 or 2.13 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to 2.4(c)(iii) or 2.9 (any Lender so affected, an "Affected Lender"), or if in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

other Credit Document as contemplated by Section 9.3, the consent of Majority Lenders shall have been obtained but the consent of each Lender, or each Lender affected thereby, is required with respect thereto but has not been obtained (each a "Non-Consenting Lender") or if any Lender is a Defaulting Lender hereunder, the Borrower may elect to replace any such Affected Lender, Non-Consenting Lender or Defaulting Lender as a Lender party to this Agreement, provided that (a) such replacement shall be at the Borrower's sole expense and effort, including the payment of the processing fee referenced in Section 9.7(a); (b) concurrently with such replacement, another bank or other entity (which entity shall be an Eligible Assignee), as of such date, shall agree to purchase for cash the Advances and other Obligations due to such Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of such Lender (which as to the assigning Lender shall be terminated as of such date) and to comply with the requirements of Section 9.7 applicable to assignments; and (c) concurrently with such replacement, the Borrower shall pay to such Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Lender under Sections 2.8(c), 2.11 and 2.13. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or Issuing Lender, as applicable, or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.15    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Lender's Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Revolving Advances under this Agreement and (y) Cash Collateralize the Issuing Lenders' future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Advances of such Defaulting Lender until such time as all Revolving Advances and funded and unfunded participations in Letter of Credit Obligations and Swing Line Advances are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.7(b)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)    With respect to any letter of credit fees pursuant to Section 2.7(b)(i) not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in Letter of Credit Obligations and Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender's Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the principal amount of Revolving Advances and risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(v)    Cash Collateral, Repayment of Swing Line Advances. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Advances in an amount equal to the Swing Line Lender's Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender's Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
(c)    New Swing Line Advances/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Advances unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Advance and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.16    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender's Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders' obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided (other than Liens permitted by Section 6.2(a)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender's Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.16 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.15, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

ARTICLE 3
CONDITIONS OF LENDING
Section 3.1    Conditions Precedent to Initial Borrowings and the Initial Letter of Credit. The obligations of each Lender to make the initial Revolving Advance and for the Issuing Lender to issue an initial Letter of Credit, if any, and the obligation of the Swing Line Lender to make the initial Swing Line Advance shall be subject to the conditions precedent that:
(a)    Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, each in form and substance satisfactory to the Administrative Agent:
(i)    this Agreement and all attached Exhibits and Schedules;
(ii)    the Revolving Notes and the Swing Line Note, if requested by the applicable Lender;
(iii)    the Guaranty executed by each Guarantor;
(iv)    the Security Agreements executed by each Credit Party, together with appropriate UCC-1 financing statements for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create an Acceptable Security Interest that is superior to all other Liens (other than Permitted Liens) in the Collateral described in the Security Agreements;
(v)    the Pledge Agreement executed by each Credit Party that owns Equity Interests in another Person, together with stock powers executed in blank, UCC-1 financing statements, and any other documents, agreements, or instruments necessary to create an Acceptable Security Interest that is superior to all other Liens (other than Excepted Liens) in the Collateral described in the Pledge Agreement;
(vi)    certificates of insurance issued by the applicable insurance carriers covering the Borrower's and its Restricted Subsidiaries Properties, for such amounts and covering such risks that are contemplated by Section 5.3;
(vii)    a certificate from a Responsible Officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct and (B) no Default has occurred and is continuing;
(viii)    a certificate from a Financial Officer of the Borrower certifying that, before and after giving effect to the Borrowings contemplated hereunder, the Borrower and each of its Restricted

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Subsidiaries, taken as a whole, are Solvent (assuming with respect to each Guarantor, that the fraudulent conveyance savings language and the contribution provisions contained in the Guaranty will be given full effect).
(ix)    a secretary's certificate from Borrower and each Guarantor certifying such Person's (A) officers' incumbency, (B) authorizing resolutions, (C) Organization Documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;
(x)    certificates of good standing for the Borrower and each Guarantor in each state in which such Person is organized or qualified to do business, which certificate shall be dated a date not sooner than thirty (30) days prior to the Effective Date;
(xi)    a legal opinion of Fulbright & Jaworski, L.L.P. counsel to the Credit Parties; and
(xii)    such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
(b)    Consents; Authorization; Conflicts. The Borrower and its Restricted Subsidiaries shall have received any consents, licenses and approvals necessary in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.
(c)    Representations and Warranties. The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Effective Date both before and after giving effect to the initial Borrowings or issuance of Letters of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date except to the extent such representations and warranties relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date.
(d)    Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Effective Date by Sections 2.7(c) and 9.1 or any other provision of a Credit Document.
(e)    Other Proceedings. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened, and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.
(f)    Material Adverse Change. No event or circumstance that could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, shall have occurred since December 31, 2010.
(g)    Financial Statements. The Administrative Agent shall have received (i) the audited annual financial statements for the Borrower and its Restricted Subsidiaries dated as of December 31, 2010 and (ii) the unaudited quarterly financial statements for the Borrower and its Restricted Subsidiaries dated as of March 31, 2011.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(h)    Security Documents. The Administrative Agent shall have received all evidence required by the Administrative Agent in its reasonable discretion necessary to determine that arrangements have been made for the Administrative Agent to have an Acceptable Security Interest that is superior to all other Liens (other than Permitted Liens) in the Collateral (except as otherwise provided in Section 5.8), including, without limitation, (i) the delivery to the Administrative Agent of such financing statements under the Uniform Commercial Code for filing in such jurisdictions as the Administrative Agent may require, (ii) lien, tax and judgment searches conducted on the Credit Parties reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement and (iii) lien releases with respect to any Collateral currently subject to a Lien other than Permitted Liens.
Section 3.2    Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Lender to issue, renew or extend a Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, renewal or extension:
(a)    Representations and Warranties. As of the date of the making of any Advance or the issuance, renewal or extension of any Letter of Credit, the representations and warranties made by any Credit Party contained in the Credit Documents shall be true and correct in all material respects on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and each request for the making of any Advance or issuance, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties.
(b)    Default. As of the date of the making of any Advance or the issuance, renewal or extension of any Letter of Credit, there shall exist no Default, and the making of the Advance or the issuance, renewal or extension of any Letter of Credit, as applicable, would not cause a Default.
(c)    Solvent. As of the date of the making of any Advance or the issuance, renewal or extension of any Letter of Credit and before and after giving effect to the making of such Advance or such issuance, renewal or extension of a Letter of Credit, the Credit Parties shall be, when taken as a whole, Solvent.
(d)    Cash Balance. After giving effect to each Advance and the application of the proceeds thereof within three (3) Business Days from the date such Advance is made, the pro forma Consolidated Cash Balance Amount shall not exceed the Consolidated Cash Balance Threshold.
Section 3.3    Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowings.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants as follows:
Section 4.1    Organization. The Borrower and each Restricted Subsidiary is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except to the extent the failure to be so authorized or, in the case of Borrower's Restricted Subsidiaries, to be in good standing could not reasonably be expected to result in a Material Adverse Change. As of the Fifth Amendment Effective Date, the Borrower and each Restricted Subsidiary's type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.
Section 4.2    Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party's corporate, partnership or limited liability company powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any Organization Document binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority, except, in the case of clauses (d) and (f), to the extent such contravention or the failure to obtain authorization, approval or notice or take other action could not reasonably be expected to have a Material Adverse Change.
Section 4.3    Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
Section 4.4    Financial Condition.
(a)    The audited annual financial statements for the Borrower and its Restricted Subsidiaries dated as of December 31, 2010 and the unaudited quarterly financial statements for the Borrower and its Restricted Subsidiaries dated as of March 31, 2011 delivered pursuant to Section 3.1(g) are true and correct in all material respects and present fairly in all material respects the consolidated financial condition of the Borrower and its Restricted Subsidiaries as of the respective dates thereof except as otherwise expressly noted therein, and in the case of the unaudited quarterly financial statements mentioned above, subject to the absence of footnotes and to normal year-end adjustments. As of the date of the aforementioned financial statements, there were no material contingent obligations, material unaccrued liabilities for taxes, material unusual forward or long‑term commitments, or material unrealized or anticipated losses of the applicable Persons, except as disclosed therein or in writing to the Administrative Agent prior to the Effective Date and adequate reserves for such items have been made in accordance with GAAP.
(b)    Since December 31, 2010, no Material Adverse Change has occurred with respect to the Borrower and its Restricted Subsidiaries.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 4.5    Ownership and Liens; Real Property. The Borrower and each Restricted Subsidiary (a) has good and marketable title to, or a valid leasehold interest in, all real Property, and good title to all personal Property, in each case necessary for its business, including as of the Effective Date the Property reflected in the financial statements referred to in Section 4.4(a), and (b) none of the Property owned or leased by any such Person is subject to any Lien except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purpose and Permitted Liens.
Section 4.6    True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and the Subsidiaries and furnished to the Administrative Agent and the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material. There is no fact known to any Responsible Officer of the Borrower or any Subsidiary on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change.
Section 4.7    Litigation. There are no actions, suits, or proceedings pending or, to Borrower's knowledge, threatened against the Borrower or any Restricted Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which (a) could reasonably be expected to result in a Material Adverse Change or (b) purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note or any other Credit Document. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the Borrower's knowledge, threatened action or proceeding instituted against any of the Borrower or any Restricted Subsidiary which seeks to adjudicate any of the Borrower or any Restricted Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property; provided that this Section 4.7 does not apply with respect to Environmental Claims.
Section 4.8    Compliance with Agreements. Neither the Borrower nor any Restricted Subsidiary is a party to any indenture, loan or credit agreement or any lease or any other type of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any Restricted Subsidiary is in default, or has received a notice of default, under or with respect to any contract, agreement, lease or any other type of agreement or instrument to which the Borrower or such Restricted Subsidiary is a party that could reasonably be expected to have a Material Adverse Change.
Section 4.9    Pension Plans. (a) All Plans are in compliance in all material respects with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code, (c) no "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred with respect to any Plan and there has been no excise tax imposed upon the Borrower or any Restricted Subsidiary under Section 4971 of the Code, (d) to the knowledge of Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable

Annex to Fifth Amendment to Amended and Restated Credit Agreement
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provisions of ERISA and the Code, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability, and (g) as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization, except with respect to clauses (c) through (g), as could not reasonably be expected to result in a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could reasonably be expected to result in a Material Adverse Change.
Section 4.10    Environmental Condition.
(a)    Permits, Etc. Except as set forth on Schedule 4.10, the Borrower and the Restricted Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) for the past five years have been and are currently in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any material actual or contingent Environmental Claim.
(b)    Certain Liabilities. Except as set forth on Schedule 4.10, none of the present or, to the Borrower's knowledge, previously owned or operated Property of the Borrower or the Restricted Subsidiaries or, to the Borrower's knowledge, of any of their respective former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs; (ii) is currently subject to an investigation or remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws that could be material; (iii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any Restricted Subsidiary, wherever located; or (iv) has been subject to a Release of Hazardous Substances or Hazardous Wastes from present or past operations for which a Response is currently required under Environmental Law that could be material.
(c)    Certain Actions. Except as set forth on Schedule 4.10, without limiting the foregoing, (i) all necessary material notices have been properly filed, and, except as would not result in a Material Adverse Change, no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any Restricted Subsidiary or any of their respective former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Borrower's knowledge, future liability, if any, of the Borrower or of any Restricted Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to result in a Material Adverse Change.
Section 4.11    Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 4.11 as of the Effective Date. Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Effective Date) has complied, to the extent applicable to such Subsidiary, with the requirements of Section 5.6.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 4.12    Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.
Section 4.13    Taxes. (a) Proper and accurate (in all material respects), Federal and material state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, any Restricted Subsidiary, or any member of the Tax Group have been filed with the appropriate Governmental Authorities, and (b) all taxes and other impositions due and payable by Borrower, each Restricted Subsidiary and any member of the Tax Group have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except (i) taxes that are being contested in good faith and by appropriate proceedings or (ii) to the extent that the failure to do so could not be reasonably expected to result in a Material Adverse Change. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.
Section 4.14    Permits, Licenses, etc. The Borrower and each Restricted Subsidiary possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. The Borrower and each Restricted Subsidiary manages and operates its business in accordance with all applicable Legal Requirements except to the extent the failure to comply therewith could not reasonably be expected to have a Material Adverse Change.
Section 4.15    Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.
Section 4.16    Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and the Restricted Subsidiaries, are in good working order and condition, normal wear and tear and casualty and condemnation excepted.
Section 4.17    Insurance. The Borrower and each Restricted Subsidiary carries insurance with reputable insurers in respect of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self‑insure to the extent that is customary for Persons of similar size engaged in similar businesses.
Section 4.18    Solvency. Before and after giving effect to the making of each Advance and the issuance of each Letter of Credit, the Credit Parties are, when taken as a whole, Solvent.
Section 4.19    Consolidated Cash Balance. After giving effect to each Advance and the application of the proceeds thereof within three (3) Business Days of the date such Advance is made, the pro forma Consolidated Cash Balance Amount does not exceed the Consolidated Cash Balance Threshold.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

ARTICLE 5
AFFIRMATIVE COVENANTS
So long as any Obligation (other than (a) Letter of Credit Obligations which are not yet due and payable in connection with Letters of Credit which have been cash collateralized in accordance with Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b) and (b) contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid, any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit Exposure (other than Letter of Credit Exposure which has been cash collateralized in accordance with Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b)), the Borrower agrees to comply, and to cause each Restricted Subsidiary to comply, with the following covenants.
Section 5.1    Organization. The Borrower shall, and shall cause each Restricted Subsidiary to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.
Section 5.2    Reporting.
(a)    Annual Financial Reports of the Borrower. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending on December 31, 2011, the unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audited annual Financial Statements, all prepared in all material respects in conformity with GAAP consistently applied and all as audited by certified public accountants reasonably acceptable to the Administrative Agent together with a duly completed Compliance Certificate that shall include a certification by a Financial Officer of the Borrower that no Default has occurred and is continuing.
(b)    Quarterly Financial Reports. The Borrower shall provide to the Administrative Agent, as soon as available, but in any event within ten (10) days after required to be filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending on June 30, 2011, (i) internally prepared Financial Statements as of the close of such fiscal quarter and (ii) a comparison of such Financial Statements to the Financial Statements for the corresponding fiscal period of the preceding fiscal year, all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition of the Borrower, and a duly completed Compliance Certificate that shall include a certification by a Financial Officer of the Borrower that no Default has occurred and is continuing.
(c)    Defaults. The Borrower shall provide to the Administrative Agent promptly, but in any event within five (5) Business Days after the occurrence thereof, a notice of each Default known to the Borrower or any Restricted Subsidiary, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.
(d)    Monthly Financial Statements; Borrowing Base Certificate; Monthly Asset Sales Report; Weekly Consolidated Cash Balance Report.

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(i)    As soon as available and in any event within 30 days after the end of each calendar month, commencing with the month ending December 31, 2015, the Borrower shall provide to the Administrative Agent, a certificate of the chief financial officer or chief executive officer of the Borrower, or any other officer of the Borrower reasonably acceptable to the Administrative Agent, in any event, on behalf of the Borrower calculating the Borrowing Base in the form of the Borrowing Base Certificate then in effect as of the end of such calendar month.
(ii)    As soon as available and in any event within 30 days after the end of each of the first two calendar months of each fiscal quarter (commencing with the month ending July 31, 2016) and within 60 days after each December (commencing with December, 2016), the Borrower shall provide to the Administrative Agent (A) internally prepared monthly Financial Statements as of the close of such calendar month for such calendar month and for the portion of the fiscal year then ended, and (B) commencing with the Financial Statements for the month of July, 2017, a comparison of such Financial Statements to the Financial Statements for the corresponding calendar month of the preceding fiscal year, all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition of the Borrower; provided that, the requirements of this clause (iii) shall apply for each calendar month unless the Senior Leverage Ratio (as of the fiscal quarter ended immediately prior to such calendar month for which Financial Statements and Compliance Certificate have been delivered) is less than 2.00 to 1.00. For the avoidance of doubt, the requirements of this clause (iii) will be in effect from time to time based on the Senior Leverage Ratio in effect from time to time.
(iii)    Concurrent with the delivery of the financial statements required under Section 5.2(a), (b) and (d)(ii) above, commencing with the financial statements for the month ending July 31, 2016, the Borrower shall provide to the Administrative Agent, a certificate of the chief financial officer or chief executive officer of the Borrower, or any other officer of the Borrower reasonably acceptable to the Administrative Agent, in any event, on behalf of the Borrower a report of the Dispositions of any Property of the Borrower or any Restricted Subsidiaries that have occurred in the calendar months included in the reporting period and since June 30, 2016, and the mandatory prepayments, if any, required under Section 2.5(c)(ii) hereunder, in such detail and form acceptable to the Administrative Agent.
(iv)    Concurrent with the delivery of the Borrowing Base Certificate required under Section 5.2(d)(i) above, commencing with the Borrowing Base Certificate as of the month ending June 30, 2016, the Borrower shall provide to the Administrative Agent a certification of the Consolidated Cash Balance Amount on the penultimate Business Day of each week occurring in month covered by such Borrowing Base Certificate (which certification may be a part of the Borrowing Base Certificate).
(e)    Environmental Notices. Promptly upon, and in any event no later than thirty (30) days after the receipt thereof, or the acquisition of knowledge thereof, by the Borrower or any Restricted Subsidiary, the Borrower shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $5,000,000, (ii) concerning any action or omission on the part of any of the Borrower, any Restricted Subsidiary or any of their respective former Restricted Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably be expected to result in the imposition of liability in excess of $5,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $5,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien securing liabilities in excess of

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

$5,000,000 described in clause (i) or (ii) above upon, against or in connection with the Borrower any Restricted Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located.
(f)    Material Changes. The Borrower shall provide to the Administrative Agent prompt written notice of any condition or event of which the Borrower or any Restricted Subsidiary has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any Restricted Subsidiary is a party or by which its Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Change.
(g)    Termination Events. As soon as possible and in any event (i) within thirty (30) days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten (10) days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Borrower shall provide to the Administrative Agent a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;
(h)    Termination of Plans. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Borrower shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;
(i)    Other ERISA Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Borrower shall provide to the Administrative Agent a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA;
(j)    Other Governmental Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any Restricted Subsidiary, the Borrower shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;
(k)    Disputes; etc. The Borrower shall provide to the Administrative Agent prompt written notice of any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower, any such actions threatened, or affecting the Borrower or any Restricted Subsidiary, which could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any Restricted Subsidiary has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Restricted Subsidiary;
(l)    Securities Law Filings and other Public Information. The Borrower shall provide to the Administrative Agent promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(m)    USA Patriot Act. Promptly following a request by any Lender, the Borrower shall provide to such Lender all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and
(n)    Other Information. Subject to the confidentiality provisions of Section 9.8, the Borrower shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Restricted Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.
(o)    Account Debtor Listing. Promptly upon request of the Administrative Agent (such request not to occur more than twice per calendar year unless an Event of Default has occurred and is continuing), the Borrower shall provide to the Administrative Agent a listing of all Account Debtors of the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent which shall include, without limitation, the address, phone number and name of key contacts for each such Account Debtor.
The Borrower hereby acknowledges that (1) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower and their Subsidiaries hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (2) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."
Documents required to be delivered pursuant to Section 5.2(a), (b) or (l) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet and (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, however, that (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.2(a) and (b) to the Administrative Agent.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 5.3    Insurance.
(a)    The Borrower shall, and shall cause each Restricted Subsidiary to, with reputable insurers in respect of their respective Properties, carry and maintain insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self‑insure to the extent that is customary for Persons of similar size engaged in similar businesses; provided that, the amounts of such insurance and the risks covered by such insurance shall be acceptable to the Administrative Agent, in its reasonable discretion.
(b)    If requested by the Administrative Agent, certified copies of all policies of insurance or certificates thereof, and endorsements and renewals thereof shall be delivered by Borrower to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender's loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance with respect to the Credit Parties shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All policies of property insurance with respect to the Collateral and liability insurance with respect to the Credit Parties shall contain a provision that notwithstanding any contrary agreements between the Borrower, the Restricted Subsidiaries and the applicable insurance company, such policies will not be canceled or amended in any manner that is materially adverse to the interests of the Administrative Agent or the Secured Parties (which provision shall include any reduction in the scope or limits of coverage) without at least thirty (30) days' (or ten (10) days in the case of non-payment) prior written notice to the Administrative Agent.
(c)    Any proceeds of insurance referred to in this Section 5.3 which are paid to the Administrative Agent shall (i) if no Event of Default has occurred and is continuing, be returned to the Borrower to be applied as permitted by Section 2.5(c), and (ii) if an Event of Default has occurred and is continuing, be immediately applied to the Obligations in accordance with Section 7.6.
Section 5.4    Compliance with Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of the Borrower or any Restricted Subsidiary and maintain all related permits necessary for the ownership and operation of the Borrower's and each Restricted Subsidiary's Property and business except to the extent the failure to comply therewith could not reasonably be expected to have a Material Adverse Change; provided that this Section 5.4 shall not prevent the Borrower or any Restricted Subsidiary from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established. The Borrower will maintain in effect and enforce policies and procedures designed reasonably intended to procure compliance, in all material respects, by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.5    Taxes. The Borrower shall, and shall cause each Restricted Subsidiary to pay and discharge all taxes, assessments, and other charges and claims related thereto imposed on the Borrower or any Restricted Subsidiary prior to the date on which penalties attach except (a) where such tax, assessment, charge, or claim is being contested in good faith and for which adequate reserves have been established in compliance with GAAP, or (b) to the extent that the failure to do so could not be reasonably expected to result in a Material Adverse Change.

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Section 5.6    New Subsidiaries. Within thirty (30) days (or such longer period of time agreed to by the Administrative Agent in its reasonable discretion) after (x) the creation of any new Subsidiary permitted by this Agreement or (y) the purchase by the Borrower or any Restricted Subsidiary of the capital stock of any Person, which purchase results in such Person becoming a Subsidiary of the Borrower permitted by this Agreement, the Borrower shall cause (a) such Subsidiary, if it is a Domestic Subsidiary, to execute and deliver to the Administrative Agent (i) a supplement to the Guaranty in substantially the same form as Annex 1 to the Guaranty, (ii) a supplement to the applicable Security Agreement in substantially the same form as Annex 1 to such Security Agreement, (iii) if such Domestic Subsidiary owns any Equity Interests in any other Person, a supplement to the Pledge Agreement in substantially the same form as Annex 1 to the Pledge Agreement, provided that, as to any voting Equity Interests in a Foreign Subsidiary owned by any Domestic Subsidiary, such Domestic Subsidiary shall only be required to pledge 65% of the voting Equity Interests in each First-Tier Foreign Subsidiary, and (iv) such evidence of corporate, partnership or limited liability company authority to enter into such supplements to the Guaranty, such Security Agreement, and the Pledge Agreement as the Administrative Agent may reasonably request and, if requested by the Administrative Agent, opinions of counsel to such Domestic Subsidiary in form and substance reasonably satisfactory to the Administrative Agent (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)) and (b) the equity holder of such Subsidiary to execute an amendment to the Pledge Agreement pledging 100% of the Equity Interest owned by such equity holder if such Subsidiary is a Domestic Subsidiary (but, as to voting Equity Interests if such Subsidiary is a First-Tier Foreign Subsidiary, limited to 65% of the voting Equity Interests issued by such First-Tier Foreign Subsidiary) and such evidence of corporate, limited liability company or partnership authority to enter into such amendment to the Pledge Agreement as the Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable. Notwithstanding the foregoing, Pioneer Services shall not be required to execute and deliver any Credit Documents and Global Holdings shall not be required to pledge the Equity Interest owned by Global Holdings in Pioneer Services so long as Pioneer Services (i) is a disregarded entity for U.S. income tax purposes and (ii) owns no material assets other than no more than 3% of the ownership interests in Foreign Subsidiaries of Global Holdings. For the avoidance of doubt and notwithstanding anything contained in this Agreement or any other Credit Document to the contrary, (x) no Foreign Subsidiary of the Borrower shall be considered, or shall be required to become, a Guarantor and (y) any Credit Party that owns an Equity Interest in a Foreign Subsidiary shall not be required to pledge (1) any Equity Interest in any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary or (2) as to voting Equity Interests only, in excess of 65% of the voting Equity Interest issued by any First-Tier Foreign Subsidiary pursuant to the Pledge Agreement.
Section 5.7    Security. The Borrower agrees that at all times the Administrative Agent shall have an Acceptable Security Interest that is superior to all other Liens (other than Permitted Liens) in the Collateral to secure the performance and payment of the Obligations.
Section 5.8    Deposit Accounts and Securities Accounts. The Borrower shall, and shall cause each other Credit Party to, commencing on the Borrowing Base Transition Date (or such later date acceptable to the Administrative Agent) and continuing at all times thereafter (a) maintain all deposit accounts with the Administrative Agent or a Lender other than the Excluded Accounts, (b) maintain all deposit accounts and all securities accounts subject to Account Control Agreements; and (c) deposit all proceeds of Eligible Receivables which were considered in calculating the then effective Borrowing Base into one or more of such deposit accounts. As of the Fifth Amendment Effective Date, the only deposit accounts and securities accounts maintained by the Credit Parties are described on Schedule 5.8. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, in no event shall the Borrower or any other Credit Party be required to enter into an Account Control Agreement with respect to a deposit account or securities account that (a) is used solely for the purpose of holding amounts necessary to fund, in the ordinary course

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

of business and consistent with past practice, (i) payroll and related payroll taxes or (ii) sales taxes and other tax obligations of the Credit Parties for which officers and directors could incur personal liability if not paid, (b) do not contain individually or in the aggregate more than $1,000,000.00 at any time outstanding, (c) are operating accounts used solely for the purpose of accruing overnight interest, or (d) is an Excluded Account.
Section 5.9    Records; Inspection. Borrower shall, and shall cause each Restricted Subsidiary to, maintain books of record with respect to such Person's operations, affairs, and financial condition in accordance with GAAP in all material respects. Upon reasonable prior notice, the Borrower shall permit the Administrative Agent and any Lender and shall cause each Restricted Subsidiary to permit the Administrative Agent and any Lender, at such reasonable times during normal business hours and under the reasonable guidance of officers of or employees delegated by officers of the Borrower or such Restricted Subsidiary to, subject to any applicable confidentiality considerations, examine and copy the books and records of the Borrower or such Restricted Subsidiary, to visit and inspect the Property of the Borrower or such Restricted Subsidiary (other than the Foreign Subsidiaries of Global Holdings, unless an Event of Default has occurred and is continuing and the Administrative Agent or any Lender shall take such actions in connection with either (a) the enforcement or protection of their respective rights or (b) any workout, restructuring or similar negotiations, in each case under this Agreement and the other Credit Documents) and to discuss the business operations and Property of the Borrower or such Restricted Subsidiary with the officers and directors thereof; provided that, unless an Event of Default shall have occurred and be continuing, only the Administrative Agent on behalf of Lenders may exercise inspection, examination or audit rights under this Section 5.9 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year.
Section 5.10    Maintenance of Property. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain their owned, leased, or operated Property necessary in the operation of its business in good condition and repair, normal wear and tear and casualty and condemnation excepted; and shall abstain from, and cause each Restricted Subsidiary to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
Section 5.11    Appraisals; Field Exams.
(a)    Requested Appraisals. The Borrower shall, and shall cause its Restricted Subsidiaries to, cooperate with the Administrative Agent, or its designee, in order for an industry recognized third party appraiser engaged and directed by the Administrative Agent to conduct an appraisal solely for the benefit of the Administrative Agent and the Lenders but at the Credit Parties’ sole cost and expense, which written appraisal may cover information as requested by the Administrative Agent, including, but not limited to, a detailed NOLV for machinery, parts, Equipment and other fixed assets, of the Borrower and the other Credit Parties, together with a specified procedures letter from such appraiser satisfactory to the Administrative Agent; provided that, (i) other than as otherwise provided in this proviso, the Borrower shall bear the cost of only one appraisal per fiscal year; (ii) the Borrower shall bear the cost of one additional appraisal in each fiscal year requested by the Administrative Agent unless the Senior Leverage Ratio (as of the fiscal quarter end occurring immediately prior to when such applicable request is made for Financial Statements and Compliance Certificate have been delivered to the Administrative Agent) is less than 2.00 to 1.00; and (iii) the Borrower shall bear the cost of any and all appraisals if an Event of Default has occurred and is continuing.
(b)    Field Exams. The Borrower shall, and shall cause its Restricted Subsidiaries to, permit the Administrative Agent to, at any reasonable time and upon reasonable prior notice, and from time to time upon request by the Administrative Agent with reasonable notice, perform a field inspection of the books, records and asset value of the accounts receivable and inventory of the Borrower and its Restricted Subsidiaries,

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including an audit, verification and inspection of the accounts receivable and inventory of the Borrower and its Restricted Subsidiaries and, in any event, conducted by the Administrative Agent or any other Person selected by the Administrative Agent; provided that, (i) other than as otherwise provided in this proviso, the Borrower shall bear the cost of only one such field exam per fiscal year; (ii) the Borrower shall bear the cost of one additional field exam in each fiscal year requested by the Administrative Agent unless the Senior Leverage Ratio (as of the fiscal quarter end occurring immediately prior to when such applicable request is made for Financial Statements and Compliance Certificate have been delivered to the Administrative Agent) is less than 2.00 to 1.00; and (iii) the Borrower shall bear the cost of any and all field exams if an Event of Default has occurred and is continuing.
Section 5.12    Titled Collateral. The Borrower shall, and shall cause each of its Restricted Subsidiaries that is a Credit Party to:
(a)    On or before the date that is 90 days following the Fifth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), cause the original certificate of title for each piece of Certificated Equipment (other than Excepted Certificated Equipment) owned by it on the Fifth Amendment Effective Date to name the Administrative Agent as the holder of the first priority Lien thereon and shall deliver a copy of such certificate of title to the Administrative Agent (or its designated agent) with such notation; and
(b)    Cause the original certificate of title for each piece of Certificated Equipment (other than Excepted Certificated Equipment) purchased by it after the Fifth Amendment Effective Date to name the Administrative Agent as the holder of the first priority Lien thereon and shall deliver a copy of such certificate of title to the Administrative Agent (or its designated agent) with such notation within 45 days after such purchase (or such later date as the Administrative Agent may agree in its sole discretion).

ARTICLE 6
NEGATIVE COVENANTS
So long as any Obligation (other than (a) Letter of Credit Obligations which are not yet due and payable in connection with Letters of Credit which have been cash collateralized in accordance with Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b) and (b) contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid, any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit Exposure (other than Letter of Credit Exposure which has been cash collateralized in accordance with Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b)), the Borrower agrees to comply, and to cause each Restricted Subsidiary to comply, with the following covenants.
Section 6.1    Debt. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the "Permitted Debt"):
(a)    Debt of the Credit Parties under the Credit Documents;
(b)    intercompany Debt incurred in the ordinary course of business subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent and owed (i) by any Guarantor (other than Global Holdings and its Subsidiaries) to the Borrower; (ii) by the Borrower to any Guarantor; (iii) by any Guarantor (other than Global Holdings and its Subsidiaries) to another Guarantor; and (iv) by Global Holdings or any

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of its Subsidiaries to the Borrower or any of its other Restricted Subsidiaries to the extent such Debt is an Investment permitted under Section 6.3(c), (k) or (l);
(c)    purchase money debt, Capital Leases or Synthetic Lease Obligations in an aggregate principal amount not to exceed $10,000,000.00 at any time;
(d)    Debt secured by Liens of the type described in Section 6.2(d);
(e)    Debt (other than for borrowed money) subject to Liens permitted under Sections 6.2 (b), (g) and (h);
(f)    Debt arising under any Hedging Arrangement between a Credit Party and a Swap Counterparty permitted under Section 6.15;
(g)    unfunded Plan obligations or liabilities to the extent they are permitted to remain unfunded under applicable law;
(h)    Guarantees (i) of any Credit Party in respect of Debt of any Credit Party (other than Global Holdings and its Subsidiaries) otherwise permitted hereunder and (ii) of the Borrower or any Restricted Subsidiary in respect of Debt of Global Holdings or any of its Subsidiaries otherwise permitted hereby to the extent such Guarantees constitute Investments permitted under Section 6.3(c) or (k);
(i)    Debt of the Borrower and its Restricted Subsidiaries assumed in connection with Acquisitions permitted under Section 6.4 in an aggregate principal amount not to exceed $10,000,000; provided that such Debt is not incurred in contemplation of such Acquisition;
(j)    Debt of the Borrower and its Restricted Subsidiaries owed to the seller of any Property acquired in an Acquisition permitted under Section 6.4 on an unsecured subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent;
(k)    Debt incurred by the Borrower or its Restricted Subsidiaries in an Acquisition permitted under Section 6.4 consisting of agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;
(l)    Debt arising under performance, stay, appeal and surety bonds or with respect to workers' compensation or other like employee benefit claims, in each case incurred in the ordinary course of business, and obligations in respect of letters of credit related thereto;
(m)    Debt existing on the Effective Date and set forth in Schedule 6.1 and any modifications, refinancings, extensions, renewals or replacements (but not the increase in the aggregate principal amount) thereof;
(n)    other Debt in an aggregate principal amount not to exceed $10,000,000.00 at any time outstanding;
(o)    unsecured or subordinated secured Debt of the Borrower and the Guarantors evidenced by bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals thereof subject to the last paragraph of this Section 6.1); provided that, (i) the scheduled maturity date of such Debt shall not be earlier than one year after the Maturity Date, (ii) such Debt shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments or

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

mandatory redemptions or puts triggered upon change in control, sale of all or substantially all assets and certain asset sales, in each case which are customary with respect to such type of Debt, (iii) the aggregate amount of Debt outstanding at any time under Section 6.1(o) and Section 6.1(p) shall not exceed $400,000,000, (iv) the agreements and instruments governing such Debt shall not contain (A) (1) any financial maintenance covenants that are more restrictive than those in this Agreement, or (2) any other affirmative or negative covenants, defaults or events of default that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Borrower or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Credit Documents, or (C)(1) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Obligations (as such Obligations may be extended, renewed, rearranged, increased, amended, supplemented or otherwise modified from time to time), provided that a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (C), (2) any restrictions on the ability of any Restricted Subsidiary or the Borrower to pledge assets as collateral security for the Obligations (as such Obligations may be extended, renewed, rearranged, increased, amended, supplemented or otherwise modified from time to time), or (3) any restrictions on the ability of any Restricted Subsidiary or the Borrower to incur Debt under this Agreement or any other Credit Document; provided that, any restriction as to the entry into any such guaranty or pledge of assets or incurrence of such Debt under this Agreement that is not materially more restrictive than those set forth in the agreements and instruments governing the 2010 Notes as in effect on the First Amendment Effective Date shall not be deemed to be a restriction for purposes of this clause (C), and (v) with respect to any such subordinated secured Debt, such Debt is otherwise on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders; and
(p)    unsecured Debt evidenced by the 2010 Notes and the 2010 Note Guaranties (including extensions, refinancings, refundings, replacements and renewals of thereof subject to the last paragraph of this Section 6.1).
Any extensions, refinancings, refundings, replacements and renewals of Debt as permitted above in clauses (o) and (p) of this Section 6.1 shall be subject to the following additional conditions: (A) any such Debt is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being renewed or refinanced, plus all accrued interest thereon, the amount of any premiums required to be paid thereon and all fees and expenses associated therewith and an amount equal to any unutilized active commitment under the Debt being renewed or refinanced, and (B) any such Debt which extends, refinances, refunds, replaces or renews Debt permitted under clause (p) above (and for the avoidance of doubt, any other Debt permitted under clause (o) above) must satisfy the specific requirements under clause (o). In connection with any incurrence of any new Debt permitted under Section 6.1 (o) or Section 6.1 (p) (the "New Notes") the proceeds of which are escrowed with the express purpose of refinancing, and are actually applied within sixty (60) days after the incurrence thereof (the "Redemption Period") to refinance other outstanding Debt permitted under Section 6.1 (o) or Section 6.1 (p) (the "Existing Notes"), during the Redemption Period the principal amount of the Existing Notes to be refinanced with the proceeds of the New Notes shall be excluded from the calculation of the dollar limit in Section 6.1 (o).
Section 6.2    Liens. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien on the Property of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the "Permitted Liens"):
(a)    Liens securing the Obligations;

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(b)    Excepted Liens;
(c)    Liens securing purchase money debt, Capital Leases or Synthetic Lease Obligations permitted under Section 6.1(c); provided that each such Lien encumbers only the Property financed by such Debt and the proceeds and products thereof; provided further that individual financings of Property provided by one lender may be cross-collateralized to other financings of Property provided by such lender;
(d)    Liens on Property of Persons which become Restricted Subsidiaries of the Borrower after the Effective Date and securing Permitted Debt; provided that, (i) such Liens are in existence at the time the respective Persons become Restricted Subsidiaries of the Borrower and were not created in anticipation thereof and (ii) the Debt secured by such Liens (A) is secured only by such Property (other than proceeds and products thereof and after acquired property) and not by any other assets of the Restricted Subsidiary acquired, and (B) is not increased in amount;
(e)    Liens in favor of the Borrower or a Restricted Subsidiary securing Debt permitted under Section 6.1(b) on a subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent;
(f)    Liens arising from precautionary UCC financing statements regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(g)    Pledges and deposits made in the ordinary course of business to secure insurance premiums and reimbursement obligations under insurance policies;
(h)    Liens (i)(A) on advances of cash or Permitted Investments in favor of the seller of any property to be acquired in connection with an Acquisition permitted by Section 6.4, which advances shall be applied against the purchase price for such Acquisition and (B) consisting of an agreement to dispose of any property in a Disposition permitted by Section 6.8, and (ii) on cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;
(i)    Liens existing on the Effective Date and set forth in Schedule 6.2 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Liens shall secure only the amount of the obligations which they secure on the Effective Date and (ii) such Liens do not extend to any additional Property other than after acquired Property and proceeds and products thereof;
(j)    other Liens securing obligations, actual or contingent, in an aggregate principal amount not greater than $5,000,000.00 at any time; and
(k)    Liens securing any Debt permitted under Section 6.1(o) on a subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent and the Majority Lenders.
Section 6.3    Investments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make or hold any direct or indirect Investment in any Person, other than the following (collectively, the "Permitted Investments"):
(a)    Investments in the form of trade credit to customers of the Borrower and the Restricted Subsidiaries arising in the ordinary course of business and represented by accounts from such customers;
(b)    Liquid Investments;

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Pioneer Energy Services Corp.

(c)    Investments (i) by the Borrower in any Restricted Subsidiary existing on the Effective Date, (ii) by any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary existing on the Effective Date and (iii) existing on the Effective Date and set forth on Schedule 6.3; provided that any such Investments in Global Holdings and its Subsidiaries consisting of drilling rigs no. 21, 51 and 55 shall be subject to the requirements set forth in Section 6.3(k)(ii)(B) and (D).
(d)    Investments in Hedging Arrangements permitted under Section 6.15;
(e)    ordinary course of business Investments in (i) a Guarantor (other than Global Holdings and its Subsidiaries) or (ii) the Borrower; provided that, to the extent such Investments consist of intercompany loans or advances, such Investments are subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;
(f)    promissory notes and other non-cash consideration received by the Borrower and the Restricted Subsidiaries in connection with any asset sale permitted under Section 6.8;
(g)    Investments received in connection with the bankruptcy or reorganization of suppliers and customers, or with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;
(h)    loans and advances to employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business; provided that the aggregate principal amount of all such loans and advances shall not exceed $50,000 at any time outstanding;
(i)    creation or acquisition (subject to Section 6.4) of any additional Restricted Subsidiaries; provided that, any such Restricted Subsidiary which becomes a Subsidiary shall comply with the requirements of Section 5.6; provided further, that neither the Borrower nor any Restricted Subsidiary (other than Global Holdings and its Subsidiaries) may create or acquire any Foreign Subsidiary;
(j)    Investments consisting of Debt, Liens, Acquisitions, corporate actions, Dispositions and Restricted Payments permitted under Article VI;
(k)    (i) Investments by a Subsidiary of Global Holdings in another Subsidiary of Global Holdings and (ii) other Investments in Global Holdings and its Subsidiaries; provided that, in the case of clause (ii), (A) if the principal amount of the Investment is more than $1,000,000 individually or the aggregate amount of Investments (net of any repayments or return of assets in respect thereof) exceeds $2,500,000 in any fiscal year, no Borrowing Base Deficiency exists before or immediately after the incurrence of such Investment; (B) to the extent such Investment consists of a lease by the Borrower or any of its Restricted Subsidiaries to Global Holdings or any of its Subsidiaries of a drilling rig or other related equipment, either Global Holdings or the applicable Subsidiary of Global Holdings has executed a consent to the assignment of such lease; (C) to the extent such Investment is evidenced by a promissory note, such promissory note shall be collaterally assigned to the Administrative Agent for its benefit and the benefit of the Secured Parties; and (D) Account Control Agreements have been executed in accordance with Section 5.8 with respect to each deposit account in which Global Holdings deposits payments under any drilling rig leases; provided, however, and for the avoidance of doubt, any Investment made pursuant to Section 6.3(k)(ii) shall be taken into account for purposes of calculating the Borrowing Base; and
(l)    Investments by the Borrower or any Restricted Subsidiary in Global Holdings and its Subsidiaries to satisfy employment obligations to foreign expatriate employees in an aggregate amount not

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Pioneer Energy Services Corp.

to exceed $200,000 at any time outstanding which are subsequently reimbursed by Global Holdings and its Subsidiaries within sixty (60) days of such Investment.
Section 6.4    Acquisitions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make an Acquisition in a transaction or related series of transactions unless:
(a)    no Event of Default shall have occurred or be continuing or would result from such Acquisition,
(b)    such Acquisition is substantially related to the business of the Borrower and its Restricted Subsidiaries individually or in the aggregate and is not hostile,
(c)    if after giving pro-forma effect to such Acquisition as of the beginning of the period of four fiscal quarters most recently ended for which quarterly financial statements are available, such Acquisition would cause the Senior Leverage Ratio for such four fiscal quarter period (calculated with Debt outstanding as of the date such Acquisition is made and with EBITDA for such four fiscal quarter period) to be equal to or greater than 2.00 to 1.00, the total consideration for such Acquisition (other than common Equity Interests of the Borrower) does not exceed the Equity Available Amount,
(d)    if after giving pro-forma effect to such Acquisition as of the beginning of the period of four fiscal quarters most recently ended for which quarterly financial statements are available, such Acquisition would cause the Senior Leverage Ratio for such four fiscal quarter period (calculated with Debt outstanding as of the date such Acquisition is made and with EBITDA for such four fiscal quarter period) to be less than 2.00 to 1.00, then (i) Revolving Availability would be equal to or greater than $25,000,000.00, and (ii) if after giving pro-forma effect to such Acquisition as of the beginning of the period of four fiscal quarters most recently ended for which quarterly financial statements are available, such Acquisition would cause the Total Leverage Ratio for such four fiscal quarter period to be equal to or greater than 2.50 to 1.00, such Acquisition would not cause the total sum of the consideration for such Acquisition and all other Acquisitions during any fiscal year (whether paid in cash or in Equity Interests of the Borrower or assumed in liabilities by the purchaser(s)) to exceed $15,000,000.00 in the aggregate plus the Equity Available Amount, and
(e)    the Total Commitment is equal to or less than $150,000,000.
Section 6.5    Agreements Restricting Liens or Payments to Borrower. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Documents) which in any way (a) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations (other than agreements governing Debt permitted by Sections 6.1(c), 6.1(n), 6.1(o) and 6.1(p) to the extent such restrictions govern only the assets financed pursuant to or securing such Debt incurred pursuant to Sections 6.1(c), 6.1(n), 6.1(o) or 6.1(p)), (b) restricts any Restricted Subsidiary from paying Restricted Payments to the Borrower, or (c) requires the consent of or notice to other Persons in connection therewith, except (i) in connection with a Disposition permitted by Section 6.8 or (ii) customary restrictions contained in leases, subleases or licenses entered into in the ordinary course of business.
Section 6.6    Use of Proceeds; FCPA; Sanctions.
(a)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to, (a) use the proceeds of the Revolving Advances for any purposes other than (i) working capital purposes, (ii) to finance Acquisitions, Investments and Capital Expenditures permitted hereunder and (iii) general corporate purposes, including, without limitation, the refinancing of existing Indebtedness and the payment of fees and expenses related to the entering into of this Agreement and the other Credit Documents. The Borrower shall not, directly or

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

indirectly, nor shall it permit any of its Subsidiaries to, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X. The Borrower will not, directly or, to the knowledge of any Credit Party, indirectly, use the proceeds of the Advances or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).
(b)    None of the Credit Parties or any of their Subsidiaries nor any officer, agent, or employee acting on behalf of any Credit Party or any Subsidiary nor, to the knowledge of any Credit Party, any other Person acting on behalf of any Credit Party or any Subsidiary, has taken any action, directly or indirectly, that could result in a violation by such Persons of the FCPA or any other applicable Anti-Corruption Law; and the Borrower has instituted and maintain policies and procedures intended to ensure continued compliance by the Borrower and its Subsidiaries, in all material respects, with such Anti-Corruption Laws.
(c)    None of the Credit Parties or any of their Subsidiaries nor any officer or employee of any Credit Party or any Subsidiary nor, to the knowledge of any Credit Party, any director, agent, or affiliate of any Credit Party or any Subsidiary is an individual or entity that is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, "Sanctions"), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
Section 6.7    Corporate Actions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, merge or consolidate with or into any other Person, except that (a) any Credit Party may merge or be consolidated with or into any other Credit Party, (b) any Subsidiary of Global Holdings may merge or be consolidated with or into any other Subsidiary of Global Holdings and (c) any Restricted Subsidiary may merge with any other Person in order to effect an Investment, Acquisition or Disposition permitted pursuant to Sections 6.3, 6.4 and 6.8 respectively, provided that, in each such case, immediately after giving effect to any such proposed transaction (x) no Default would exist, (y) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity, and (z) in the case of any such merger to which a Credit Party is a party, a Credit Party is the surviving entity.
Section 6.8    Asset Dispositions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of Property no longer useful or used by the Borrower and its Restricted Subsidiaries in the conduct of its business;
(b)    Dispositions of equipment or real Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement Property;
(c)    Dispositions of Property by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party, the transferee thereof must be a Credit Party; and provided further that if the transferee thereof is Global Holdings or one of its Subsidiaries, such Disposition must constitute an Investment permitted under Section 6.3(k);

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

(d)    Dispositions of inventory in the ordinary course of business;
(e)    Dispositions of Liquid Investments;
(f)    Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
(g)    Sale and lease back transactions permitted by Section 6.14;
(h)    Leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;
(i)    Transfers of property subject to Recovery Events, subject to the Borrower's compliance with Section 2.5(c)(ii);
(j)    Dispositions of rigs and related equipment by the Borrower and its Restricted Subsidiaries to Global Holdings and its Subsidiaries, subject to the limitations set forth in Section 6.3(k);
(k)    Dispositions permitted by Section 6.3, 6.7 and 6.9;
(l)    Dispositions of drilling rigs no. 21, 51, 52, 53, 55, 301, 302 and 303, each located in Colombia; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the consideration received by the Borrower or its Restricted Subsidiaries in connection with such Disposition is comprised of at least 70% (or such lower percentage as the Administrative Agent may approve in its reasonable discretion) cash or Liquid Investments; and
(m)    Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 6.8; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the consideration received by the Borrower or its Restricted Subsidiaries in connection with such Disposition is comprised of at least 70% (or such lower percentage as the Administrative Agent may approve in its reasonable discretion) cash or Liquid Investments and (iii) the aggregate book value of all property Disposed of in reliance on this clause (m) in any fiscal year shall not exceed $40,000,000.00.
Section 6.9    Restricted Payments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to declare, pay or make any Restricted Payments except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and any other Restricted Subsidiary (other than Global Holdings and its Subsidiaries);
(b)    each Subsidiary of Global Holdings may make Restricted Payments to Global Holdings and its Subsidiaries; and
(c)    so long as no Event of Default exists or would result from the making of such Restricted Payments, payments of principal and interest on any seller notes permitted under Section 6.1(j); provided that, during such Event of Default such principal and interest shall accrue and the same shall be permitted to be paid hereunder at such time as no Event of Default exists.
Section 6.10    Affiliate Transactions. Except as set forth on Schedule 6.10, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any Guarantee, the assumption of any obligation or the rendering of

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate other than (a) pursuant to the Technical Services Agreement dated as of January 22, 2008 between Pioneer Drilling Services, Ltd. and Pioneer de Colombia SDAD LTDA-Colombian Branch as the same may be amended, supplemented, otherwise modified or replaced from time to time, so long as the terms thereof are not materially less favorable to the Borrower and its Restricted Subsidiaries, (b) transactions otherwise permitted by Article VI, (c) transactions between the Credit Parties (other than Global Holdings and its Subsidiaries), (d) employment and severance arrangements entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business and (e) the payment of customary fees and reimbursement of out of pocket expenses of directors of the Borrower and its Restricted Subsidiaries.
Section 6.11    Line of Business. The Borrower shall not, and shall not permit any Restricted Subsidiary to, materially change the character of the Borrower's and the Restricted Subsidiaries' collective business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to the Borrower's and the Restricted Subsidiaries' collective business as presently and normally conducted.
Section 6.12    Hazardous Materials. The Borrower (a) shall not, nor shall it permit any Restricted Subsidiary to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in material compliance with Environmental Law; and (b) shall not, nor shall it permit any Restricted Subsidiary to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit the Borrower's or any Restricted Subsidiary's Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except in material compliance with Environmental Law.
Section 6.13    Compliance with ERISA. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any member of the Controlled Group to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability; or (j) amend or permit any member of the Controlled Group to amend, a Plan resulting in an increase in current liability such that the Borrower or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code.
Section 6.14    Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, having a fair market value greater than $5,000,000.00 in the aggregate for all such Property sold or transferred at any time during the course of this Agreement, if at the time or thereafter the Borrower or a Restricted Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or such Restricted Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.
Section 6.15    Limitation on Hedging. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's or the Restricted Subsidiaries' operations or (ii) obligates the Borrower or any Restricted Subsidiary to any margin call requirements.
Section 6.16    Capital Expenditures. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, expend or be committed to expend Capital Expenditures except that, so long as no Event of Default shall have occurred or be continuing or would result from such Capital Expenditures, the Borrower and its Restricted Subsidiaries may expend:
(a)    Capital Expenditures in the fiscal year 2016 in an aggregate amount not to exceed $35,000,000;
(b)    Capital Expenditures in the fiscal year 2017 in an aggregate amount not to exceed the sum of (i) $35,000,000 plus (ii) the lesser of (x) 50% of the unused amount of the $35,000,000 basket provided in clause (a) above for the fiscal year 2016 and (y) $5,000,000;
(c)    Capital Expenditures in the fiscal year 2018 in an aggregate amount not to exceed the sum of (i) $50,000,000 plus (ii) the lesser of (x) 50% of the unused amount of the $35,000,000 basket provided in clause (b) above for the fiscal year 2017 and (y) $7,500,000;
(d)    Capital Expenditures in the fiscal year 2019 in an aggregate amount not to exceed the sum of (i) $50,000,000 plus (ii) the lesser of (x) 50% of the unused amount of the $50,000,000 basket provided in clause (c) above for the fiscal year 2018 and (y) $7,500,000;
(e)    in addition to the above, so long as the Total Commitment is equal to or less than $150,000,000 at the time such Capital Expenditures is made, Capital Expenditures in an aggregate amount not to exceed the Equity Available Amount;
(f)    in addition to the above, any additional Capital Expenditures so long as (i) the Total Commitment is equal to or less than $150,000,000 at the time such Capital Expenditures is made, (ii) the pro forma Senior Leverage Ratio as of the end of the four fiscal quarter period most recently ended for which quarterly financial statements are available (calculated with Debt outstanding as of the date such Capital Expenditure is made and with EBITDA for such four fiscal quarter period) is less than 2.00 to 1.00, and (iii)

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

the pro forma Total Leverage Ratio as of the end of the four fiscal quarter period most recently ended for which quarterly financial statements are available (calculated with Debt outstanding as of the date such Capital Expenditure is made and with EBITDA for such four fiscal quarter period) is less than 4.50 to 1.00.
Section 6.17    Senior Leverage Ratio. The Borrower shall not permit the Senior Leverage Ratio at the end of any fiscal quarter ending (i) on December 31, 2015 to be greater than 2.50 to 1.00; (ii) on March 31, 2016 to be greater than 3.00 to 1.00; (iii) on June 30, 2016 to be greater than 3.50 to 1.00; (iv) on September 30, 2016 to be greater than 4.50 to 1.00; (v) on September 30, 2017 to be greater than 5.00 to 1.00; (vi) on December 31, 2017 to be greater than 4.00 to 1.00; (vii) on March 31, 2018 to be greater than 3.50 to 1.00; (viii) on June 30, 2018 to be greater than 3.25 to 1.00; and (ix) at any time thereafter to be greater than 2.50 to 1.00.
Section 6.18    Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio at the end of any fiscal quarter ending on (i) December 31, 2015 through and including June 30, 2016 to be less than 1.50 to 1.00; (ii) September 30, 2016 to be less than 1.15 to 1.00; (iii) September 30, 2017 to be less than 1.00 to 1.00; (iv) December 31, 2017 to be less 1.25 to 1.00; and (v) at any time thereafter to be less than 1.50 to 1.00.
Section 6.19    Minimum EBITDA. The Borrower shall not permit EBITDA at the end of any fiscal quarter ending on (i) December 31, 2016 to be less than $4,000,000 for the two-fiscal quarter period then ended, (ii) March 31, 2017 to be less than $7,000,000 for the three-fiscal quarter period then ended, and (iii) June 30, 2017 to be less than $12,000,000 for the four-fiscal quarter period then ended.
Section 6.20    Global Holdings and its Subsidiaries.
(a)    The Borrower will not, and will not permit any Restricted Subsidiary (other than Global Holdings and its Subsidiaries) to Guarantee any Debt or other obligations of Global Holdings or any of its Subsidiaries, except to the extent permitted by Section 6.3(c) or (k).
(b)    The Borrower will not permit Global Holdings or any of its Subsidiaries to hold any Equity Interests in, or any Debt of, the Borrower or any Restricted Subsidiary (other than Global Holdings and its Subsidiaries).
(c)    The Borrower will cause the management, business and affairs of each of the Borrower and the Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Global Holdings and its Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and the Restricted Subsidiaries to be commingled) so that Global Holdings and each of its Subsidiaries will be treated as a corporate entity separate and distinct from the Borrower and the Restricted Subsidiaries (other than Global Holdings and its Subsidiaries).
Section 6.21    Landlord Agreements. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries that is, or in required to be, a Credit Party to hold, store or otherwise maintain any equipment or Inventory that is intended to constitute Collateral pursuant to the Security Documents at premises which are not owned by a Credit Party unless (i) such equipment is located at the job site under which such equipment is then currently under contract or is out for repair or maintenance for a period of up to sixty (60) days or such longer period as determined by the Administrative Agent in its Reasonable Discretion, (ii) such equipment or Inventory is located at premises that are leased by a Credit Party and such Credit Party has used commercially reasonable efforts to seek and deliver a lien waiver or subordination agreement in form and substance reasonably satisfactory to the Administrative Agent; (iii) such equipment is office equipment located at such

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Credit Party’s regional corporate headquarters or sales offices; or (iv) Inventory located on premises owned or operated by the customer that is to purchase such Inventory.
ARTICLE 7

DEFAULT AND REMEDIES
Section 7.1    Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement and any other Credit Document:
(a)    Payment Failure. The Borrower or any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three (3) Business Days after the same becomes due, any other amount due under this Agreement or any other Credit Document, including payments of interest, fees, reimbursements, and indemnifications;
(b)    False Representation or Warranties. Any representation or warranty made or deemed to be made by the Borrower or any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made;
(c)    Breach of Covenant. (i) Any breach by the Borrower or any Credit Party of any of the covenants in Section 5.2(c), Section 5.3(a), or Article 6 (other than Sections 6.12 or 6.13) of this Agreement; provided that, any Event of Default caused by a breach of Sections 6.17 or 6.19 is subject to cure as contemplated by Section 7.7, or (ii) any breach by the Borrower or any other Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach is not cured (A) within thirty (30) days after the earlier of (1) the date notice thereof is given to the Borrower by the Administrative Agent or any Lender or (2) the date any Responsible Officer of the Borrower or any other Credit Party obtained actual knowledge thereof or (B) as to any breach of Section 6.12, in a reasonably diligent manner in compliance with Environmental Laws;
(d)    Guaranty. Any provisions in the Guaranty shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under the Guaranty;
(e)    Security and Credit Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest that is superior to all other Liens (other than Permitted Liens) in Collateral with a fair market value in excess of $5,000,000.00 in the aggregate for all Security Documents purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions of any Credit Document shall cease to be in full force and effect and valid and binding on any Credit Party that is a party thereto or any such Person shall so state in writing, except as a result of the Administrative Agent's failure to (i) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (ii) file UCC continuation statements;
(f)    Cross-Default. (i) The Borrower or any Restricted Subsidiary shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Restricted Subsidiaries so in default (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Restricted Subsidiaries so in default (other than Debt hereunder), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any Debt which is outstanding in a principal amount of at least $15,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Restricted Subsidiaries so in default (but excluding Debt hereunder) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment);
(g)    Bankruptcy and Insolvency. Any Credit Party (i) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (ii) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of sixty (60) consecutive days;
(h)    Adverse Judgment. The Borrower or any Restricted Subsidiary suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $15,000,000.00 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;
(i)    Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, thirty (30) days after written notice by the Administrative Agent to the Borrower of such Termination Event, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $15,000,000.00;
(j)    Plan Withdrawals. The Borrower or any member of the Controlled Group as an employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $15,000,000.00; or
(k)    Change in Control. The occurrence of a Change in Control.
Section 7.2    Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.1(g)) shall have occurred and be continuing, then, and in any such event,
(a)    the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender and the Swing Line Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all accrued and unpaid interest thereon, and

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,
(b)    the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 103% of the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and
(c)    the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.
Section 7.3    Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,
(a)    the obligation of each Lender and the Swing Line Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Notes, all accrued and unpaid interest thereon, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,
(b)    the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 103% of the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and
(c)    the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.
Section 7.4    Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to promptly notify the Borrower after any such set‑off and application

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set‑off) which the Administrative Agent, the Issuing Lender, the Swing Line Lender or such Lender may have.
Section 7.5    Remedies Cumulative, No Waiver. No right, power, or remedy conferred to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. The Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any Restricted Subsidiary shall entitle the Borrower or such Restricted Subsidiary to similar notices or demands in the future.
Section 7.6    Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but ratably among Lenders, but such payments are subject to the terms of this Agreement, including the application of prepayments according to Section 2.5. During the existence of an Event of Default, all payments and collections received by the Administrative Agent in connection with the transactions contemplated hereby shall be applied to the Obligations in accordance with Section 2.12 and in the following order:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;
SECOND, to the payment of all accrued interest constituting part of the Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements or Cash Management Agreements, Swap Counterparties or Cash Management Banks, as applicable) pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);
THIRD, to the payment of any then due and owing principal constituting part of the Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements or Cash Management Agreements, the Swap Counterparties or Cash Management Banks, as applicable) pro rata in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements or Cash Management Agreements, the Swap Counterparties or Cash Management Banks, as applicable) pro rata in accordance with such amounts owed to them on the date of any such distribution); and

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Section 7.7    Borrower's Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 7.1, in the event of any Event of Default under the covenants set forth in Section 6.17 or Section 6.19 and until the expiration of the 10th day after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) with respect to the applicable fiscal quarter hereunder, the Borrower may apply Equity Issuance Proceeds from the issuance of common Equity Interests (a "Covenant Cure Payment") to cure any such Event of Default, in the manner set forth below in this Section 7.7. Solely for purposes of calculating the covenants contained in Sections 6.17 or Section 6.19, as applicable, for a particular fiscal quarter end (the “Test Quarter End”), (i) the Borrower may cure the Event of Default arising as a result of the breach of Section 6.17 by applying the proceeds of the Covenant Cure Payment as a prepayment of the consolidated Debt of the Borrower as required herein, and (ii) the Borrower may cure the Event of Default arising as a result of the breach of Section 6.19 by increasing its consolidated EBITDA for such period by the amount of the Covenant Cure Payment; provided that, in any event, (A) on or prior to the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) Borrower shall have delivered to the Administrative Agent a written notice of its election to make a Covenant Cure Payment hereunder for an applicable Test Quarter End, (B) the Borrower must actually receive such applicable Covenant Cure Payment after the Test Quarter End but on or prior to the 10th day following the date the applicable financial statements are required to be delivered pursuant to Section 5.2(a) or (b), and (C) no later than the 10th day following the date the applicable financial statements are required to be delivered pursuant to Section 5.2(a) or (b), the Borrower shall have applied the proceeds of such Covenant Cure Payment as a prepayment of the Advances (without any need for prior notice of such prepayment). Subject to the terms set forth above and the terms in clauses (b) through (d) below, upon (x) application of the proceeds of such Covenant Cure Payment as provided in the immediately preceding sentence and (y) delivery of a Compliance Certificate executed by a Responsible Officer of the Borrower to the Administrative Agent reflecting compliance with Section 6.17 or Section 6.19, as applicable, after giving effect to such Covenant Cure Payment, such Event of Default shall be deemed cured and no longer in existence.
(b)    The amount of each Covenant Cure Payment shall be limited to the minimum amount sufficient to bring the Credit Parties into compliance with the covenant set forth in Section 6.17 or Section 6.19, as applicable.
(c)    The parties hereby acknowledge and agree that, other than solely in connection with calculating the financial covenants set forth in Section 6.17 or Section 6.19, as applicable, this Section 7.7 shall not be relied on for purposes of calculating any financial ratios or other conditions or compliances and shall not result in any adjustment to any amounts other than (i) to the extent the Covenant Cure Payment is applied for purposes of calculating the Senior Leverage Ratio under Section 6.17, the reduction in the consolidated Debt of the Borrower as a result of the repayment of the Advances with the Covenant Cure Payment and (ii) to the extent the Covenant Cure Payment is applied to increase the EBITDA for purposes of Section 6.19, such increase in EBITDA. To the extent a Covenant Cure Payment is applied to increase EBITDA, (x) such Covenant Cure Payment shall be taken into account when calculating the covenant contained in Section 6.19 as of a particular fiscal quarter end and shall also be taken into account for any subsequent calculations of the covenant contained in Section 6.19 (but not any other covenant) which include such particular fiscal quarter as part of its trailing

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

twelve month period or trailing four quarter period and (y) in any event, a Covenant Cure Payment shall not be applied as an increase in EBITDA when calculating the Senior Leverage Ratio as of any fiscal quarter end even if such Covenant Cure Payment was applied as an increase in EBITDA for the minimum EBITDA covenant contained in Section 6.19.
(d)    In each period of four fiscal quarters, there shall be at least two (2) consecutive fiscal quarters in which no cure set forth in Section 7.7(a) is made.

ARTICLE 8
THE ADMINISTRATIVE AGENT
Section 8.1    Appointment, Powers, and Immunities. Each Secured Party hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to the Secured Parties for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Secured Parties; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.
Section 8.2    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 9.7. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Secured Parties; provided, however, that the Administrative Agent shall not be required to take any action

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking any such action.
Section 8.3    Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Secured Party or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 8.2) take such action with respect to such Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties.
Section 8.4    Rights as Lender. With respect to its Commitment and the Advances made by it, Wells Fargo (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Secured Party) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Secured Parties.
Section 8.5    Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, THE SWING LINE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND THE SWING LINE LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR THE SWING LINE LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT'S, THE ISSUING LENDER'S AND THE SWING LINE LENDER'S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S, THE ISSUING LENDER'S OR THE SWING LINE LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND THE SWING LINE LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT‑OF‑POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR THE SWING LINE

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR THE SWING LINE LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER OR ANY OTHER CREDIT PARTY.
Section 8.6    Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Restricted Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder and for other information in the Administrative Agent's possession which has been requested by a Lender and for which such Lender pays the Administrative Agent's expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.
Section 8.7    Resignation of Administrative Agent and Issuing Lender. The Administrative Agent, the Issuing Lender or the Swing Line Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, Issuing Lender or Swing Line Lender with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent, Issuing Lender or Swing Line Lender shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's, Issuing Lender's or Swing Line Lender's giving of notice of resignation, then the retiring Administrative Agent, Issuing Lender or Swing Line Lender may, on behalf of the Lenders and the Borrower (subject to consultation with the Borrower), appoint a successor Administrative Agent, Issuing Lender or Swing Line Lender, which shall be, in the case of a successor Administrative Agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000.00 or any other Person that is a Lender and, in the case of the Issuing Lender or Swing Line Lender, a Lender. Upon the acceptance of any appointment as Administrative Agent, Issuing Lender or Swing Line Lender by a successor Administrative Agent, Issuing Lender or Swing Line Lender, such successor Administrative Agent, Issuing Lender or Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, Issuing Lender or Swing Line Lender, and the retiring Administrative Agent, Issuing Lender or Swing Line Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent's, Issuing Lender's or Swing Line Lender's resignation as Administrative Agent, Issuing Lender or Swing Line Lender, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Issuing Lender or Swing Line Lender under this Agreement and the other Credit Documents. If the Person serving as Administrative

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.
Section 8.8    Collateral and Guaranty Matters.
(a)    The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, without the necessity of any notice to or further consent from the Secured Parties:
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Security Document (i) upon indefeasible payment in full of the Obligations (other than (a) Letter of Credit Obligations which are not yet due and payable in connection with Letters of Credit which have been cash collateralized in accordance with Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b) and (b) contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents), the termination or expiration of the Commitments hereunder, and the termination or expiration of all Letters of Credit (or the cash collateralization thereof in accordance with Sections 2.2(a)(ii), 2.5(e), 7.2(b) or 7.3(b)), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 9.3, if approved, authorized or ratified in writing by the Majority Lenders;
(ii)    to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests that are superior to all other Liens (other than Permitted Liens) in and Liens upon the Collateral granted pursuant to the Security Documents; and
(iii)    to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements.
(b)    Upon the request of the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 8.8.
(c)    Each Credit Party hereby irrevocably appoints the Administrative Agent as such Credit Party's attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, act for such Credit Party and in the name of such Credit Party to, in the Administrative Agent's discretion, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Credit Party where permitted by law, to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, and to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral. The power of attorney granted hereby is coupled with an interest and is irrevocable.
(d)    If any Credit Party fails to perform any covenant contained in this Agreement or the other Security Documents, the Administrative Agent may itself, after five (5) Business Days prior notice to such Credit Party, perform, or cause performance of, such covenant, and such Credit Party shall pay for the

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

reasonable and documented out of pocket costs and expenses of the Administrative Agent incurred in connection therewith in accordance with Section 9.1.
(e)    The powers conferred on the Administrative Agent under this Agreement and the other Credit Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, the Administrative Agent and each Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of the Administrative Agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any Secured Party shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by a Credit Party or selected by the Administrative Agent in good faith.
(f)    Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof.
Section 8.9    No Duties, Etc. No Syndication Agent, Documentation Agent or Co-Lead Arranger listed on the cover page of this Agreement shall have any powers, duties or responsibilities in such capacity under this Agreement or any of the other Credit Documents, except in its capacity as Administrative Agent, Issuing Lender, Swing Line Lender or a Lender.

ARTICLE 9
MISCELLANEOUS
Section 9.1    Costs and Expenses. The Borrower agrees to pay promptly (and in any event within five (5) Business Days) after written demand (accompanied by detailed invoices) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including, without limitation, costs associated with field examinations, appraisals, and the reasonable fees and out‑of‑pocket expenses of a single primary outside counsel (and, if necessary, one firm of local, regulatory or other specialty counsel in each appropriate jurisdiction or specialty) for Administrative Agent (but not of other Lenders), and all reasonable and documented out‑of‑pocket costs and expenses, if any, of the Administrative Agent and each Lender (including, without limitation, reasonable fees and expenses of a single primary outside counsel (and, if necessary, one firm of local, regulatory or other specialty counsel in each appropriate jurisdiction or specialty) of each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.
Section 9.2    Indemnification. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Issuing lender, THE SWING LINE LENDER and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, INCLUDING SUCH INDEMNIFIED PARTY'S OWN NEGLIGENCE, except to the extent such claim, damage, loss, liability, cost, or expense (A) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (1) such Indemnified Party's gross negligence, willful misconduct, or bad faith OR (2) ANY MATERIAL BREACH BY SUCH INDEMNIFIED PARTY OF ITS MATERIAL OBLIGATIONS UNDER THE CREDIT DOCUMENTS, OR (B) RELATES TO CLAIMS SOLELY AMONG INDEMNIFIED PARTIES WHICH DO NOT ARISE BECAUSE OF ANY ACTION OR FAILURE TO ACT BY ANY CREDIT PARTY OR ITS AFFILIATES, other than claims brought against the ADMINISTRATIVE AGENT, THE ISSUING LENDER, THE SWING LINE LENDER OR ANY Co-Lead Arranger listed on the cover page of this Agreement, IN EACH CASE, in its capacity as such. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, THE ISSUING LENDER, THE SWING LINE LENDER, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.2 shall survive the payment in full of the Advances and all other amounts payable under this Agreement.
Section 9.3    Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver, or consent shall, unless in writing and signed by all the affected Lenders and the Borrower, do any of the following: (a) waive any of the conditions specified in Article 3.1, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document (it being understood that the waiver of default interest shall only require the consent of the Majority Lenders), (c) increase the Total Commitment, (d) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, including, without limitation, the Maturity Date (it being understood that a waiver of any mandatory prepayments under Section 2.5(c) shall only require the consent of the Majority Lenders), (e) amend Section 2.12(e), Section 7.6, or any other provision providing for pro-rata payments by or to the Lenders, or this Section 9.3, (f) except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release any Guarantor from its obligation under the Guaranty or release all or a material portion of the Collateral; or (g) amend the definition of "Majority Lenders" or otherwise change the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Credit Document; and provided, further, that (i) no Commitment of a Lender or any obligations of a Lender may be increased without such Lender's written consent and (ii) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent, the Issuing Lender and the Swing Line Lender in addition to the Lenders required above to take such action, affect the

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

rights or duties of the Administrative Agent, the Issuing Lender or the Swing Line Lender, as applicable under this Agreement or any other Credit Document.
Section 9.4    Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 9.5    Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower and the other Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Secured Parties, none of which investigations shall diminish any Secured Party's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.10, 2.11, 2.13(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.
Section 9.6    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Issuing Lender, the Swing Line Lender and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.
Section 9.7    Lender Assignments and Participations.
(a)    Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, and its Commitments); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000.00; (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor's interest in the Revolving Advances, Revolving Commitments, and the related Letters of Credit; and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and the assignor or assignee Lender shall pay a processing fee of $3,500.00. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Advances and participations in Letters of Credit and

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Swing Line Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Upon execution, delivery, and acceptance of such Assignment and Acceptance, payment of the processing fee and recording such assignment in the Register, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if requested, new Notes are issued to the assignor and the assignee. If the assignee is not organized under the laws of the United States of America, any state thereof or the District of Columbia, it shall deliver to the Borrower and the Administrative Agent the forms described in Sections 2.13(e) and 2.13(f) applicable to such assignee.
(b)    The Administrative Agent, acting solely for such purpose as non-fiduciary agent to the Borrower, shall maintain at its address referred to in Schedule 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby agrees that the Administrative Agent acting as its non-fiduciary agent solely for the purpose set forth above in this clause (b), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.
(c)    Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.
(d)    Each Lender may sell participations to one or more Persons in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitments or its Advances) provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10 and 2.11 (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, or extending its Commitment). Any Lender selling a participation to one or more Persons pursuant to this Section 9.7(d) shall collect from such

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Persons, prior to the time such Persons receive payment with respect to such participation, the appropriate forms, certificates and statements described in Sections 2.13(e) and 2.13(f), assuming for such purposes that each such Person was a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its non-fiduciary agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.
(e)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Advances and its Notes to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.
(f)    Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 9.8.
Section 9.8    Confidentiality. The Administrative Agent, the Swing Line Lender, the Issuing Lender, each Lender, each Swap Counterparty and each Cash Management Bank (each a "Lending Party") agree to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party for purposes of evaluating the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential), (b) to any other Person if directly incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions substantially similar to those contained in this Section 9.8.
Section 9.9    Notices, Etc.
(a)    Except as provided in paragraph (b) below, all notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to the Borrower, a Guarantor, the Administrative Agent, the Swing Line Lender, or the Issuing Lender, as specified on Schedule 9.9 and if to any Lender, as specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective upon the earliest to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid and (C) if delivered by facsimile, when sent and receipt has been confirmed verbally or in writing; provided that notices and communications to any Lender, the Administrative Agent, the Swing Line Lender, or the Issuing Lender pursuant to Article 2 shall not be effective until received. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Administrative Agent and each Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to the Administrative Agent or any Lender pursuant to Article 2 if such Person has notified the Borrower that it is incapable of receiving notices under such Article by electronic communication. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Section 9.10    Usury Not Intended. It is the intent of the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender and the Swing Line Lender including such applicable laws of the State of New York, if any, and the United States of America from time to time in effect. In furtherance thereof, the Administrative Agent, the Issuing Lender, the Swing Line Lender, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and the Administrative Agent, the Issuing Lender, the Swing Line Lender and each Lender receiving same shall credit the same on the principal of the Advances (or if such Advances shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Advances are accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited to the principal of the Advances (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders shall to the maximum extent permitted under applicable

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Agreement all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.
Section 9.11    Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.
Section 9.12    Governing Law; Submission to Jurisdiction. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party, any Indemnified Party or any of the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of a Secured Party or Indemnified Party, in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the state of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and the parties hereto irrevocably and unconditionally submit to the jurisdiction of such courts and agree that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that any Secured Party or Indemnified Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in this Section 9.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

such party at its address referred to in Section 9.9. Nothing in this Section shall affect the rights of any Secured Party to serve legal process in any other manner permitted by the law. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement.
Section 9.13    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be transmitted and/or signed by facsimile. The effectiveness of any such signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties hereto. The Administrative Agent may also require that any such signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature.
Section 9.14    Waiver of Jury. THE BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND THE SWING LINE LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.15    Collateral Matters; Hedging Arrangements and Cash Management Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Swap Counterparties and the Cash Management Banks on a pro rata basis in respect of any obligations of any Credit Party which arise under any such Hedging Arrangement or Cash Management Agreement, as applicable, while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender. No Lender or any Affiliate of a Lender shall have any voting rights under any Credit Document as a result of the existence of obligations owed to it under any such Hedging Arrangement or Cash Management Agreement.
Section 9.16    USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the Act.
Section 9.17    Amendment and Restatement. The Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety, and this Agreement is not a novation of the Existing Credit Agreement. All the rights, titles, liens, security interests, and assignments securing the Obligations (as defined in the Existing Credit Agreement) shall secure the Obligations, insofar and only insofar as the same cover the Collateral, and all liens, security interests, and assignments against the Collateral securing the Obligations (as defined in the Existing Credit Agreement) are hereby renewed, extended, and modified to secure the Obligations.

Annex to Fifth Amendment to Amended and Restated Credit Agreement
Pioneer Energy Services Corp.

Section 9.18    Entire Agreement. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9.19    Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty in respect of Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 9.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.20, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this Section 9.20 constitute, and this Section 9.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 9.20    No Fiduciary Duty. Each of the Administrative Agent, the Issuing Lender, the Swing Line Lender, the Lenders, and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
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Annex to Fifth Amendment to Amended and Restated Credit Agreement
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EXECUTED as of the date first above written.

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Annex to Fifth Amendment to Amended and Restated Credit Agreement
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